As filed with the Securities and Exchange Commission on June 26, 2015

Registration No. 333-204094

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

CROSSROADS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

______________________

Delaware	3572	74-2846643
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11000 North Mo-Pac Expressway #150
Austin, Texas 78759

(512) 349-0300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________

Richard K. Coleman, Jr.

President and Chief Executive Officer

11000 North Mo-Pac Expressway #150
Austin, Texas 78759

(512) 349-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copies to:

Adam Finerman, Esq.

Olshan Frome Wolosky LLP

Park Avenue Tower
65 East 55th Street

New York, New York 10022

(212) 451-2300

______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer. ☐	Accelerated filer. ☐
Non-accelerated filer ☐	Smaller reporting company. ☒
(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.001 par value per share(1)	11,219,801	$1.25	$14,024,751.25	$1,629.68

(1)	This registration statement relates to shares of our common stock issuable upon the exercise of subscription rights. Each share of common stock includes one stock purchase right. No separate consideration is payable for the stock purchase rights. The registration fee for these securities is included in the fee for the common stock.
(2)	Represents the gross proceeds from the sale of shares of common stock assuming the exercise of all of the subscription rights to be distributed.
(3)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price. $697.20 of the registration fee has been previously paid.

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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 26, 2015

PROSPECTUS

CROSSROADS SYSTEMS, INC.

11,219,801 shares of Common Stock
Issuable Upon the Exercise of Rights to Subscribe for such Shares at $1.25 per Share

______________________

We are distributing, at no charge to our stockholders, non-transferable subscription rights to purchase up to an aggregate 11,219,801 shares of our common stock, $0.001 par value per share. In the rights offering, you will receive one subscription right for each share of common or preferred stock you hold as of 5:00 p.m. Eastern Time, on July 6, 2015, the record date of the rights offering.

Each subscription right will entitle you to purchase 0.50 shares of our common stock at a subscription price of $1.25 per share, which we refer to as the “basic subscription right,” subject to certain limitations. If you fully exercise your basic subscription right and other stockholders do not fully exercise their basic subscription rights, you will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the unsubscribed shares of our common stock at the same subscription price of $1.25 per share. To the extent you properly exercise your over-subscription privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payments received by the subscription agent will be returned to you promptly, without interest, following the expiration of the rights offering.

Lone Star Value Investors GP, LLC, the general partner of Lone Star Value Investors, LP, of which Jeffrey E. Eberwein our Chairman of the Board is the sole manager, has indicated to the Company that it and respective affiliates intend to exercise all of its basic subscription rights, subject to the limitations to comply with our NOL Rights Plan (as defined herein) and other protection mechanics described herein, but has not made a formal commitment to do so.

We will not issue fractional shares. If the number of subscription rights you receive would otherwise permit you to purchase a fraction of a share, the number of shares that you may purchase will be rounded down to the nearest whole share.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on July 28, 2015. We reserve the right to extend the expiration date one or more times, but in no event will we extend the rights offering beyond August 28, 2015. You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering. All exercises of subscription rights are irrevocable. The subscription rights may not be sold, transferred or assigned. There is no minimum subscription amount required for consummation of this rights offering.

Our Board of Directors is not making any recommendation regarding your exercise of the subscription rights. You should carefully consider whether to exercise your subscription rights prior to the expiration of the rights offering.

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Investing in our common stock involves risks. See “Risk Factors” beginning on page 25 to read about factors you should consider before exercising your subscription rights.

We may in our sole discretion cancel the rights offering at any time and for any reason. If we cancel this offering, the subscription agent will return all subscription payments it has received for the cancelled rights offering without interest or penalty.

American Stock Transfer & Trust Company, LLC, the subscription agent, will hold in escrow the funds we receive from subscribers until we complete or cancel the rights offering.

This is not an underwritten offering. The subscription rights are being offered directly by us without the services of an underwriter or selling agent.

We have retained Roth Capital Partners, LLC as our financial advisor in connection with this rights offering.

Our common stock is traded on the NASDAQ Capital Market under the trading symbol “CRDS.” The last reported sales price of our shares of common stock on June 24, 2015 was $1.57 per share. The shares of common stock issued in the rights offering will also be listed on the NASDAQ Capital Market under the same symbol. The subscription rights will not be listed for trading on the NASDAQ Capital Market or any other stock exchange or market. As of the close of business on June 24, 2015, there were 19,398,345 shares of common stock and 3,041,257 shares of preferred stock issued and outstanding.

Upon completion of the rights offering, stockholders who do not fully exercise their subscription rights will own a smaller proportional interest in Crossroads than if they had timely and fully exercised their subscription rights.

	Per Share	Total
Subscription Price	$1.25	$14,024,751.25
Estimate of Expenses	$0.04	$396,629
Net Proceeds	$1.21	$13,628,122.25

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2015.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional or different information from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any exercise of the rights.

The distribution of this prospectus and the rights offering and the sale of shares of our common stock in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer of, or a solicitation of an offer to buy any shares of common stock in any jurisdiction in which such offer or solicitation is not permitted. No action is being taken in any jurisdiction outside the United States to permit an offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to those jurisdictions.

In this prospectus, the words “Crossroads”, the “Company”, the “Registrant”, “we”, “our”, “ours” and “us” refer to Crossroads Systems, Inc. and, except as otherwise specified herein, to our subsidiaries. As used herein, references to our Annual Report on Form 10-K for the fiscal year ended October 31, 2014 mean such Annual Report filed with the Securities and Exchange Commission (“SEC”) on January 14, 2015.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes certain statements that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to:

•	our ability to implement our business strategy, including the transition from a hardware storage company to a software solutions and services provider;

•	our ability to prevail in intellectual property litigation or proceedings at the District Court and United States Patent and Trademark Office;

•	anticipated trends and challenges in our business and the markets in which we operate;

•	our expected future financial performance;

•	expectations regarding our operating expenses;

•	our ability to generate revenues from patent licensing and enforcement activity through our arrangement with Fortress or otherwise;

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•	our ability to use federal and state net operating loss tax carryforwards (“NOLs”) and recognize future tax benefits;

•	our ability to anticipate market needs or develop new or enhanced products to meet those needs;

•	our ability to expand into other sectors of the storage market, beyond protection storage;

•	expectations regarding market acceptance of our products;

•	our ability to compete in our industry and innovation by competitors;

•	our ability to protect our confidential information and intellectual property rights;

•	our ability to successfully identify and manage any potential acquisitions;

•	our ability to manage expansion into international markets;

•	our ability to remediate any material weakness in our internal controls identified by our independent registered public accounting firm;

•	our ability to maintain or broaden our business relationships and develop new relationships with key suppliers, customers, distributors or otherwise;

•	our ability to recruit and retain qualified sales, technical and other key personnel;

•	our ability to obtain additional financing; and

•	our ability to manage growth.

For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in these forward-looking statements, including risks related to this rights offering, please read the “Risk Factors” section of this prospectus. You should understand that the foregoing, as well as other risk factors discussed in this document, as well as the other risk factors discussed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended October 31, 2014, could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. We undertake no obligation to publicly update or revise any information, including information concerning our net operating losses, borrowing availability, cash position or any forward-looking statements, to reflect events or circumstances that may arise after the date of this report. Forward-looking statements are provided in this prospectus pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties and risks described herein.

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QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and about our business, including potential risks related to the rights offering, Crossroads common stock, and our business.

Exercising the subscription rights and investing in our securities involve a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 25 of this prospectus and all other information included in, or incorporated by reference into, this prospectus in its entirety before you decide whether to exercise your subscription rights.

What is the rights offering?

We are distributing to holders of shares of our common and preferred stock as of 5:00 p.m., Eastern Time, on July 6, 2015, which is the record date for the rights offering, at no charge, non-transferable subscription rights to purchase shares of our common stock. You will receive one subscription right for each share of common stock or preferred stock you owned as of 5:00 p.m., Eastern Time, on the record date. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege, which are described below. The common stock to be issued in the rights offering, like our existing shares of common stock, will be traded on the NASDAQ Capital Market under the symbol “CRDS.”

Why are we conducting the rights offering?

We are engaging in the rights offering principally to continue to fund our efforts related to the monetization of our intellectual property portfolio, including the costs of ongoing litigation and other proceedings, repayment of indebtedness, and for working capital purposes as described below under “Summary—Our Direction and Strategy.” The board of directors (the “Board”) has chosen, as recommended by management, to raise capital through a rights offering to give our stockholders the opportunity to limit ownership dilution by buying additional shares of common stock. The Board also considered several alternative capital raising methods prior to concluding that the rights offering was the appropriate option under the current circumstances. The Board believes that the rights offering will strengthen the Company’s financial condition by generating additional cash and increasing its capital position so as to further the Company’s strategy. In addition, the Board does not expect this rights offering to adversely impact the value of the Company’s net operating loss carryforwards (“NOLs”). For additional information on our NOLs, please see “Summary—Net Operating Loss Carryforward.” Based on its consideration of these factors, the information and analyses regarding the rights offering prepared by management, and the recommendation of management that the rights offering is in the best interests of the Company in light of the information available to management, and the additional information and documentation reviewed by the Board, the Board approved the rights offering and determined that the rights offering is in the best interests of the Company and its stockholders. However, the Board is not making any recommendation regarding your exercise of the subscription rights. We cannot assure you that we will not need to seek additional financing or engage in additional capital offerings in the future or that the rights offering will raise sufficient capital to finance the costs of ongoing litigation and other proceedings, repay our indebtedness, or provide all the working capital needed to execute our business plan.

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How was the subscription price determined?

We established a special committee (the “Special Committee”) of our Board, comprised of Robert G. Pearse and Galen Vetter, who are both disinterested and independent directors. The terms of the rights offering, including the subscription price, were approved by the Special Committee. The subscription price was determined based on a variety of factors, including historical and current trading prices for our common stock, general business conditions, the need for capital, alternatives available to us for raising capital, potential market conditions, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the Special Committee also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, the outlook for our industry, and our current financial condition.

The subscription price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. You should not consider the subscription price as an indication of value of the Company or our common stock. You should not assume or expect that, after the rights offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the rights offering and you may not be able to sell the shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

What is the basic subscription right?

Each basic subscription right gives our stockholders the opportunity to purchase 0.50 shares of our common stock at a subscription price of $1.25 per share, subject to the limits described below. We have granted to you, as a stockholder of record as of 5:00 p.m., Eastern Time, on the record date, one subscription right for each share of our common stock and each share of our preferred stock you owned at that time. For example, if you owned 100 shares of our common stock and 50 shares of our preferred stock as of 5:00 p.m., Eastern Time, on the record date, you would have received 150 subscription rights and would have the right to purchase 75 shares of common stock for $1.25 per share subject to certain limitations. You may exercise all or a portion of your basic subscription rights, subject to the NOL Protection Mechanics (as defined below), or you may choose not to exercise any subscription rights at all. However, if you exercise less than all of your basic subscription rights, you will not be entitled to purchase any additional shares pursuant to the over-subscription privilege.

If you hold a Crossroads stock certificate, the number of basic subscription rights you may exercise is indicated on the enclosed rights certificate. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. Instead, the Depository Trust Company (“DTC”) will issue one subscription right to the nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your custodian bank, broker, dealer or other nominee, you should contact your nominee as soon as possible.

What is the over-subscription privilege?

We do not expect all of our stockholders to exercise all of their basic subscription rights. The over-subscription privilege provides stockholders that exercise all of their basic subscription rights the opportunity to purchase the shares that are not purchased by other stockholders. If you fully exercise your basic subscription right, the over-subscription privilege of each right entitles you to subscribe for additional shares of our common stock unclaimed by other holders of rights in this rights offering at the same subscription price per share. If an insufficient number of shares are available to fully satisfy all over-subscription privilege requests, the available shares will be distributed proportionately among rights holders who exercise their over-subscription privilege based on the number of shares each rights holder subscribed for under the basic subscription right, subject to the NOL Protection Mechanics.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment for exercise of your over-subscription privilege before the expiration of the rights offering. Because we will not know the total number of unsubscribed shares before the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares available, assuming that no stockholder other than you has purchased any shares pursuant to their basic subscription right and over-subscription privilege. The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period. See “The Rights Offering—The Subscription Rights—Over-Subscription Privilege.”

Are there any limits on the number of shares I may purchase in the rights offering or own as a result of the rights offering?

In addition to any limitation resulting from allocation of over-subscription shares, in order to protect the Company from loss of its NOLs and ensure compliance with the Company’s Tax Benefit Preservation Plan (the “NOL Rights Plan”), a person or entity, together with related persons or entities, may not exercise subscription rights (including the over-subscription privilege) to purchase shares of our common stock in this rights offering that would result in such person or entity, together with any related persons or entities, owning more than 967,976 shares of common stock upon the consummation of the rights offering (the “NOL Protection Mechanics”), unless otherwise determined by the Company to not have an unfavorable effect on our ability to preserve the NOLs. If you currently own more than, or would potentially increase your current holdings of the Company’s Common Stock from fewer than 967,976 shares to greater than 967,976 shares but would like to participate in the Rights Offering, please contact the Company’s information agent, InvestorCom, Inc., to discuss your level of subscription, by email at info@investor-com.com, by telephone at (877) 972-0090 (toll free) or by mail at InvestorCom, Inc., 65 Locust Avenue, New Canaan, CT 06840. Without limiting the foregoing, we do not intend to accept any subscriptions pursuant to the basic subscription rights or over-subscription privileges if we believe such subscriptions or over-subscriptions may have an unfavorable effect on our ability to preserve our NOLs. See “The Rights Offering—NOL Protection Mechanics.”

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If I am a holder of preferred stock, may I participate in the rights offering?

Yes. Holders of our preferred stock may participate in the rights offering on an as-converted basis. You will receive one subscription right for each share of preferred stock you owned as of 5:00 p.m., Eastern Time, on the record date. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege, as described herein.

If I am a holder of warrants, may I participate in the rights offering?

No. Holders of warrants on the record date will not be entitled to participate in the rights offering. Warrant holders must have exercised their warrants for shares of our common stock prior to the record date. Following the consummation of the rights offering, the Company anticipates making an equitable adjustment to unexercised warrants to reflect the issuance of shares in the rights offering.

If I am a holder of stock options, may I participate in the rights offering?

No. Holders of stock options on the record date will not be entitled to participate in the rights offering. Stock option holders must have exercised their options for shares of our common stock prior to the record date. Following the consummation of the rights offering, the Company anticipates making an equitable adjustment to unexercised stock options to reflect the issuance of shares in the rights offering.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change; however, you will own a smaller proportional interest in the Company than if you had timely exercised all or a portion of your subscription rights. If you choose not to exercise your subscription rights or you exercise less than all of your subscription rights and other stockholders fully exercise their subscription rights or exercise a greater proportion of their subscription rights than you exercise, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted. In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription privilege.

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment (and your payment must clear) prior to the expiration of the rights offering, which is July 28, 2015, at 5:00 p.m., Eastern Time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to 5:00 p.m., Eastern Time, on July 28, 2015 by which you must provide it with your instructions to exercise your subscription rights and payment for your shares. The Board may, in its discretion, extend the rights offering one or more times, but in no event will the expiration date be later than August 28, 2015. The Board may cancel or amend the rights offering at any time. In the event that the rights offering is cancelled, all subscription payments received will be returned promptly, without interest or penalty.

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Although we will make reasonable attempts to provide this prospectus to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time on July 28, 2015 (unless extended), whether or not we have been able to locate each person entitled to subscription rights.

May I transfer my subscription rights?

No. You may not sell, transfer or assign your subscription rights to anyone. Subscription rights will not be listed for trading on the NASDAQ Capital Market or any other stock exchange or market. Rights certificates may only be completed by the stockholder who receives them.

Are we requiring a minimum subscription to complete the rights offering?

There is no aggregate minimum we must receive to complete the rights offering.

Has our Board made a recommendation to our stockholders regarding the rights offering?

No. The Board is not making a recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot predict the price at which our shares of common stock will trade, and therefore, we cannot assure you that the market price for our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold a Crossroads stock certificate and you wish to participate in the rights offering, you must take the following steps:

•	deliver a properly completed and signed rights certificate, and related subscription documents, to the subscription agent before 5:00 p.m., Eastern Time, on July 28, 2015; and

•	deliver payment to the subscription agent (as described below) before 5:00 p.m., Eastern Time, on July 28, 2015.

In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the rights certificate. Do not deliver documents to Crossroads. You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives the materials by 5:00 p.m., Eastern Time, on July 28, 2015.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares in the rights offering and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned promptly, without interest, following the expiration of the rights offering.

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What form of payment is required to purchase the shares of our common stock?

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in full United States currency by:

•	check or bank draft payable to American Stock Transfer & Trust Company, LLC, the subscription agent, drawn upon a United States bank; or

•	wire transfer to American Stock Transfer & Trust Company, LLC, the subscription agent.

Payment will be deemed to have been received by the subscription agent only upon the subscription agent’s receipt of any certified check or bank check or, in the case of an uncertified personal check, receipt and clearance of such check.

Please note that funds paid by uncertified personal check may take at least seven business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the subscription agent receives cleared funds before that time. We also urge you to consider payment by means of a certified check, bank check, bank draft or money order.

What should I do if I want to participate in the rights offering, but my shares are held in the name of a custodian bank, broker, dealer or other nominee?

If you hold your shares of common stock through a custodian bank, broker, dealer or other nominee, then your nominee is the record holder of the shares you own. If you are not contacted by your nominee, you should contact your nominee as soon as possible. Your nominee must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase. You will not receive a rights certificate. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, July 28, 2015 expiration date for the rights offering.

When will I receive my new shares?

All shares that you purchase in the rights offering to which you are entitled will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering period, the subscription agent will arrange for the issuance of the shares of common stock purchased in the rights offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your rights in order to comply with state securities laws.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable unless the rights offering is terminated, even if the market price of our common stock falls below the $1.25 per share subscription price or you later learn information about us or the rights offering that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock in the rights offering.

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Have any stockholders indicated that they will exercise their rights?

Yes. Lone Star Value Investors GP, LLC (“Lone Star Value”), the general partner of Lone Star Value Investors, LP, of which Jeffrey E. Eberwein our Chairman of the Board is the sole manager, has indicated to the Company that it and respective affiliates intend to exercise all of its basic subscription rights, subject to limitations to comply with our NOL Rights Plan and other protection mechanics described herein, but has not made any formal commitment to do so. Mr. Eberwein became aware of this rights offering in his capacity as a director of the Company.

Will our directors and officers participate in the rights offering?

All holders of our common stock as of the record date for the rights offering will receive, at no charge, the non-transferable subscription rights to purchase shares of our common stock as described in this prospectus. To the extent that our directors and officers held shares of our common stock (including shares of restricted common stock) as of the record date, they will receive the subscription rights and, while they are under no obligation to do so, will be entitled to participate in the rights offering. Along with Mr. Eberwein, as described above, our executive officers have indicated they will purchase shares of our common stock in the offering through their basic subscription rights.

All of our outstanding equity awards to employees, officers and directors, including outstanding stock options, were issued pursuant to plans previously adopted by our Board. Holders of stock options, which will convert into common stock at some point in the future, will not receive rights in connection with this rights offering.

How will the rights offering affect our outstanding common stock?

As of June 24, 2015, we had 19,398,345 shares of our common stock and 3,041,257 shares of preferred stock outstanding. Assuming no additional shares of common stock are issued by the Company prior to consummation of the rights offering and assuming all shares are sold in the rights offering, we expect approximately 30,618,146 shares of our common stock will be outstanding immediately after completion of the rights offering.

The issuance of shares of our common stock in the rights offering will dilute, and thereby reduce, your proportionate ownership in our shares of common stock, unless you fully exercise your basic subscription rights. In addition, the issuance of shares of our common stock at a subscription price that is less than the market price as of July 28, 2015 will likely reduce the price per share of shares of common stock held by you prior to the rights offering.

How much will we receive in net proceeds from the rights offering?

We expect the aggregate proceeds, net of expenses, from the rights offering to be approximately $13.6 million, assuming all rights are exercised. We intend to use the net proceeds principally to continue to fund our efforts related to the monetization of our intellectual property portfolio, including the costs of ongoing litigation and other proceedings, repayment of indebtedness, and for working capital purposes as described under “Summary—Our Direction and Strategy.” Please see “Use of Proceeds.”

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Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until the rights offering is completed. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your subscription payment because the subscription agent will return payments through the record holder of your shares.

Will I receive interest on any funds I deposit with the subscription agent?

No. You will not be entitled to any interest on any funds that are deposited with the subscription agent pending completion or cancellation of the rights offering. If the rights offering is cancelled for any reason, the subscription agent will return this money to subscribers, without interest or penalty, as soon as practicable.

When can I sell the shares of common stock I receive upon exercise of the subscription rights?

If you exercise your subscription rights, you will be able to resell the shares of common stock purchased by exercising your subscription rights once your account has been credited with those shares, provided you are not otherwise restricted from selling the shares (for example, because you are an insider or affiliate of the Company or because you possess material nonpublic information about the Company). Although we will endeavor to issue the shares as soon as practicable after completion of the rights offering, there may be a delay between the expiration date of the rights offering and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell your common stock at a price equal to or greater than the subscription price.

What are the U.S. federal income tax consequences of exercising my subscription rights?

The receipt and exercise of subscription rights by common stockholders should generally not be taxable for U.S. federal income tax purposes. You should seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See “Material U.S. Federal Income Tax Consequences.”

What fees or charges apply if I purchase shares of common stock in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

Whom should I contact if I have other questions?

If you have other questions regarding the rights offering, please contact our information agent, InvestorCom, Inc., by telephone at (877) 972-0090 (toll free), by e-mail at info@investor-com.com or by mail at InvestorCom, Inc., 65 Locust Avenue, New Canaan, CT 06840.

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To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your rights certificate and other documents and subscription payment to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to Crossroads.

If delivering by hand, express mail, courier, or other expedited service:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

If delivering by mail:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
P.O. Box 2042
New York, New York 10272-2042

You, or, if applicable, your nominee, are solely responsible for ensuring the subscription agent receives your subscription rights election form, subscription payment, and other documents. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the expiration of the rights offering period.

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SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before deciding whether to exercise your subscription rights. You should carefully read this entire prospectus, including the information contained in the sections entitled “Risk Factors” and “The Rights Offering,” our audited consolidated financial statements and the accompanying notes for the year ended October 31, 2014, and our unaudited consolidated financial statements for the quarter ended April 30, 2015, both of which are incorporated into this prospectus by reference, in their entirety before you decide to exercise your subscription rights.

Overview

Crossroads Systems, Inc. is a global provider of data storage solutions. Founded in 1996 and based in Austin, Texas, Crossroads develops technology and products that address specific IT challenges, such as cost-effectively storing and protecting business-critical data. Crossroads’ commitment to innovation is evident through our numerous industry recognitions for excellence in data storage and protection and the successful application of our technology throughout the industry. Our products are sold worldwide to Fortune 2000 companies. Additionally, technology leaders such as Hewlett Packard (“HP”) and Fujifilm are among our original equipment manufacturer (“OEM”) and strategic partners.

Our strategic product focus is on long-term data preservation and protection in markets experiencing high data growth. We currently ship the following products: StrongBox®, StrongBox DataManager, StrongBox VSeries Tape Libraries, SPHiNX™, Read Verify Appliance®, FileStor HSM, and routers. All of our solutions solve storage and data management problems and protect customers’ long-term investments by reducing both cost and complexity. Moreover, our products are designed with a scalable architecture, allowing companies to purchase additional storage capacity as needed and allowing Crossroads to deliver incremental capacity purchases quickly and with minimal service impact. We sell these products through a network of OEM and strategic partners in conjunction with our US and European operations.

Our proprietary technology has resulted in strong intellectual property assets. Crossroads’ technological developments have produced industry-recognized patents that have been licensed extensively. Since 2000, Crossroads has received over $61 million in revenue from licensing activity. We expect that licensing activity to continue as Crossroads’ technological developments become even more widely used in data storage solutions.

Our Direction and Strategy

Crossroads’ fundamental purpose is to help customers simplify and improve IT operations where access to mission-critical data is key. Our commitment to solving complex problems provides ongoing value to our customers, partners and stockholders. Our objective is to deliver innovative, reliable, and affordable data protection solutions. By doing so, we expect to increase our product revenues and drive our business towards profitability. As we attempt to gain market acceptance of our newest products, we are concentrating on meeting the needs of select OEM and strategic partners that sell our products, while controlling operating expenses.

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Our strategy is to deliver solutions into focused markets where data is critical to the ongoing operations of the business. In today’s business environment, improving the productivity and efficiency of data assets has become a top priority for organizations worldwide. Recent industry research indicates that organizations are required to store data that is estimated to grow at more than 40% annually, but IT budgets are forecasted to grow between 5% and 7%. As a result of these opposing forces, we believe that many companies find themselves lacking the essential resources to manage their information assets. Our comprehensive data storage and protection solutions present alternatives designed to enable IT managers to easily and cost-effectively store, share, and preserve data and to provide continuous access, while also providing replication for disaster recovery.

As a result of our research and development efforts over the past 18 years, we have a unique and extensive knowledge of data storage technologies. Therefore, protecting our proprietary technology is an important component of our business strategy. We have made break-through advances in data storage solutions and have made our technology available to the industry through licensing. More than 50 storage industry providers have entered in licensing arrangements with Crossroads to access and utilize the technology we have developed and patented. Patent licensing is an important part of our business strategy and we will continue to offer licenses to storage industry providers.

Net Operating Loss Carryforward

Currently, Crossroads has approximately $128.7 million in federal NOLs. A change in ownership, as defined by Internal Revenue Code (the “Code”) Section 382, could reduce the availability of net operating losses for federal and state income tax purposes. A change in ownership could result from the purchase of common stock by an existing or new 5% stockholder as defined by Section 382 of the Code, including as a result of this rights offering. Should a change in ownership occur, all NOLs incurred prior to the change in ownership would be subject to limitations imposed by Section 382 of the Code, which would substantially reduce the amount of NOLs currently available to offset taxable income.

On May 23, 2014, the Board adopted the NOL Rights Plan. Stockholders approved the plan on April 24, 2015. For additional information on the NOL Rights Plan, see “Description of Capital Stock—NOL Rights Plan.” In addition, on April 24, 2015, stockholders approved a protective amendment to our certificate of incorporation, designed to protect the significant potential long-term tax benefits presented by our NOLs. See “Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws—Transfer and 4.99% Ownership Limitation.”

Products

Our products are mainly delivered as software via a hardware appliance. We also provide post-contract support and professional services.

We currently sell the following products:

•	StrongBox — a Network-Attached Storage (“NAS”) appliance that delivers low cost data preservation with built in data protection;

•	StrongBox DataManager — a software enhancement to the StrongBox NAS that provides transparent file migration from primary storage systems, such as NetApp, Windows, Linux, and other servers, into the StrongBox NAS. Users gain fluid data movement all from a single, integrated solution;

•	StrongBox VSeries Tape Libraries — paired with the StrongBox NAS to provide customers a complete data storage solution. StrongBox VSeries libraries use LTO tape media, delivering the most scalable, cost-effective and reliable storage medium available.

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•	SPHiNX — a virtual tape system that provides complete data protection to reduce the cost and complexity of data backup and disaster recovery;

•	ReadVerify Appliance (RVA) — proactively monitors tape media usage and the overall health of tape resources;

•	FileStor HSM — a software solution that provides intelligent file management for policy-based data migration; and

•	Fibre Channel (FC) Storage Routers — offer connectivity and protocol conversion from the FC Storage Area Network (“SAN”) to Small Computer System Interface (“SCSI”) tape and disk storage device interfaces.

Principal Markets and Distribution Channels, Marketing and Customers

We employ an OEM and strategic partner distribution strategy as a way to leverage our resources. Our distribution strategy is to focus on a smaller number of partners who have the potential to sell large quantities of our products, perform installation, and offer certain levels of ongoing support. Our approach is to work with partners who offer our products as part of an overall data protection and preservation solution to their customers. Our sales force is responsible for managing key OEM and strategic partner relationships. End user customers include small businesses, government agencies and large, multinational corporations. Our customers also include parties that we have entered into contracts with for the use of our patented technology through our licensing campaign. Our product sales are concentrated with several key customers.

A large portion of our revenue comes from either our licensing campaign or OEM relationships. OEM relationships require several years to mature and must be considered in our time to market requirements. We are party to a software license and distribution agreement with HP whereby we license to HP certain software products and intellectual property rights for use in HP’s products. HP pays us royalties and support fees pursuant to contractual formulas in the agreement. Sales to HP, which include IP license revenue, comprised 36.6% of revenue in fiscal 2014, compared to 45.0% of revenue in fiscal 2013. We expect our HP OEM product and maintenance revenue to continue to decline as HP transitions to HP-proprietary solutions.

In August 2013, we announced an OEM relationship with FUJIFILM Recording Media U.S.A., Inc. where Crossroads allows Fujifilm to private label the Crossroads StrongBox product. Crossroads and Fujifilm began their strategic alliance in June 2009 through an agreement to offer Crossroads’ storage technologies to Fujifilm’s customers. The private label relationship is designed to allow Fujifilm to offer its customers the StrongBox appliance, marketed by Fujifilm as Dternity, and technology for seamless integration with Fujifilm’s Permivault, a cloud based storage service.

StrongBox

Since StrongBox is a disk and tape solution, it may face competition from both disk and tape vendors. Companies often use disk for archiving, but as data grows quickly, disk storage is becoming too expensive to scale and manage. Thus, StrongBox is a lower-cost alternative to continually increasing disk storage capacity. We compete with a variety of disk based storage companies,, however, we can also partner with these same providers in cases where their customers require lower-cost, long-term storage tiers in conjunction with high-performance disk systems. This cooperative competition occurs mostly in large data environments where the customer is defining the solution. Our competitive advantage is based on price, tunable performance, and the built-in data protection that disk-based solutions cannot deliver.

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There are LTFS tape-based solutions that leverage disk caching similar to StrongBox. However, we believe that none of them provide the ability for multiple users to write and read from the system simultaneously, without compromising performance. Furthermore, StrongBox offers customers a non-proprietary way to preserve and manage data. This is a key feature desired by our customers and valued by our OEMs and strategic partners. With StrongBox, our customers avoid what is known as ‘vendor lock-in,’ a term describing how customers can be trapped by a vendor because data is only accessible if used with certain proprietary software.

SPHiNX

Our SPHiNX product competes with traditional providers of tape-based storage systems and other virtual tape storage companies. Some of our competitors sell, or have announced plans to sell, products and services to connect, protect and secure business-critical data that compete directly with our offerings.

RVA

The main competitor for RVA is the built-in tape monitoring features that often come with enterprise libraries. There are storage system managers that monitor disk-based storage but the RVA is unique in that it monitors tape drives, media, and libraries. Some tape library manufacturers provide competing tools, for their own libraries, but the RVA works across multiple libraries and different manufacturers and also provides richer-content trending analysis and reporting details.

Technology Licensing

We generate revenue when companies using our technology agree to pay us either an upfront licensing fee, or a combination of upfront fees and on-going licensing fees for use of our intellectual property. Our licensing and litigation settlements sometimes include provisions to cross-license patents from other companies, further enhancing our intellectual property assets and product capabilities. Crossroads has developed intellectual property assets in two distinct categories. The first category, known as the ’972 patent family, is wholly owned by Crossroads and consists of 31 patents and a pending patent application that are primarily concentrated around access controls. The second category, known as the non-’972 patents, consists of 129 patents and pending patent applications held in a limited partnership controlled by an affiliate of Fortress Investment Group. The patents, described more fully below, are primarily directed to five product families: optimizing command processing, enabling interoperability, managing networks, enhancing tape libraries, and improving data systems.

The ’972 Patent Family

The ’972 patent family has been the focus of years of litigation and is also the focus of our current licensing campaigns. As of October 31, 2014, approximately 50 companies have licensed ’972 patents from Crossroads. Of these, 17 companies licensed our patents without litigation and the remaining companies took licenses as a result of litigation-related settlements. All lawsuits have been filed in the U.S. District Court for the Western District of Texas.

One of the litigated cases in the Western District Court of Texas went through a jury trial. The jury reached a verdict that the asserted patents were valid and infringed by the defendant. The jury awarded damages to Crossroads that consisted of 3% and 5% of product sales as reasonable royalties on two different infringing products made by the defendant. The case was appealed to the U.S. Court of Appeals for the Federal Circuit, and the jury’s verdict was affirmed. In another case, we received a default judgment against the defendant and were entitled to an award of royalties. In another case, the U.S. Patent and Trademark Office granted and conducted a defendant requested re-examination of certain patents within the ’972 Patent Family. The U.S. Patent and Trademark Office examined over two hundred prior art references and ultimately re-certified the patentability of the claims of those patents. In the course of our lawsuits to date, the U.S. District Court has construed the meaning of several terms within the claims of the ’972 patent family and in each instance the rulings were in favor of Crossroads.

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The Company is and may become involved in various lawsuits as well as other certain legal proceedings that have not been fully resolved and arise in the ordinary course of business. These are proceedings to which we are a party in our own name or proceedings that have been brought against the Company. Information regarding certain material proceedings is provided below and the possible effects on our business of proceedings we are defending is disclosed in Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended October 31, 2014, under the heading “Litigation, Regulation, and Business Risks Related to our Intellectual Property,” and is incorporated by reference herein.

Patent Litigation Proceedings

We have a number of ongoing lawsuits and related proceedings as described below. In discussing these patent litigation proceedings, the following terms will be used:

A “Markman hearing” in a patent infringement case is a pre-trial hearing in U.S. District Court, in which the court hears arguments regarding the meanings of key words used in a disputed patent claim. The outcome of a Markman hearing can play a significant role in whether findings of infringement and validity are made by the Court or by the jury at trial.

An “Inter Partes Review” is a post-grant review of an issued patent in which the petitioner attempts to challenge the validity of a patent on certain grounds (e.g. novelty and obviousness). If successful during inter partes review, a petitioner could potentially invalidate some or all of the claims in the patents asserted against that petitioner in related litigation, and an adverse ruling in any of these proceedings would result in invalidation or other limitations on our patent rights. inter partes review, if granted, is typically a twelve- to eighteen-month process.

Crossroads v. Dot Hill

On September 11, 2013 we filed a lawsuit against Dot Hill Systems Corp. (Civil Action No. 1:13-CV-800-SS) in the United States District Court for the Western District of Texas in Austin, Texas alleging breach of the Amended Settlement and License Agreement dated June 27, 2006 between Crossroads and Dot Hill for failure to make royalty payments on licensed products, and alternatively for patent infringement. On June 28, 2006 Crossroads and Dot Hill announced a settlement of their disputes involving the ‘972 patent family in which Dot Hill paid Crossroads $3.35 million for alleged past damages and agreed to pay ongoing royalties at specified rates. In the announcement, a third party was to also pay Crossroads an additional $7.15 million. In the breach of contract action on November 4, 2013, Dot Hill filed a motion to dismiss all claims but the Court denied that motion. On May 2, 2014, Dot Hill filed a motion requesting summary judgment that the accused products were licensed under the asserted patents. In response, Crossroads requested permission to take discovery on the issues and that motion was granted. We also moved for summary judgment that infringing products were sold for which payment was due. On August 4, 2014, the Court issued a ruling that granted in part and denied in part each party’s request for summary judgment finding issues of fact existed. The case is still pending. We believe we have meritorious legal positions and will continue to represent our interests vigorously in this matter. Dot Hill has counterclaimed that each of the patents that we allege they infringe is invalid and/or unenforceable and an adverse ruling from the Court on these allegations could result in the invalidation, unenforceability or limitation of all of some our patent rights. The Markman hearing for this case occurred October 6 and 7, 2014. On December 19, 2014 the parties completed all briefing to the Court on those issues. The special master made a recommendation to the Court regarding claim construction on February 23, 2015. On June 16, 2015, the Court issued a Markman order adopting the special master’s claim constructions. In a separate order issued on June 16, 2015, the Court issued a stay in the litigation against the defendant until the PTAB’s final decision on inter partes review. Following a final determination by the Court on the meaning of the claim terms, the Court will set a schedule for a trial ready date and the parties will prepare this case for trial.

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Crossroads v. Oracle, Huawei, Cisco, NetApp and Quantum

These related cases were filed on October 7, 2013, November 26, 2013, and February 18, 2014 in the United States District Court for the Western District of Texas alleging infringement by these parties of one or more patents in the ‘972 patent family. The asserted patents (6,425,035, 7,934,041, 7,987,311 and 7,051,147) were subject to a re-examination of the patents conducted in 2005-2006 by the U.S. Patent Office or were issued after the re-examination.

During the time Crossroads was pursuing the potential infringers of the ‘972 patent family, we put companies with potentially infringing products on notice and gave them the opportunity to license our proprietary technology. For example, NetApp was first given notice of potential infringement in 2004. Cisco was first given notice of potential infringement in 2002. Quantum has been on notice of its potential infringement since 2006. Oracle acquired several companies that were given notice of potential infringement at least as early as 2009 and Oracle itself has been on notice since then. Despite repeated attempts by Crossroads throughout the years to negotiate licenses to the ‘972 patent family, these companies refused and left Crossroads with no alternatives to litigation. Crossroads believes these companies (and companies they have acquired) have been illegally using Crossroads’ proprietary technology for years and that the potential compensatory damages could be in excess of 200 million dollars, which does not include enhanced damages or attorney fees. While the uncertainties and expense of litigation are great and we can provide no guarantees of success, we believe the infringement by most of these companies has been prolonged and potentially willful.

On May 7, 2014 these cases and the Dot Hill case were consolidated for purposes of discovery and a Markman hearing occurred on October 6 and 7, 2014. On December 19, 2014 the parties completed all briefings to the Court on those issues. The special master made a recommendation to the Court regarding claim construction on February 23, 2015. On June 16, 2015, the Court issued a Markman order adopting the special master’s claim constructions. In a separate order issued on June 16, 2015, the Court issued a stay in the litigation against the defendants until the PTAB’s final decision on inter partes review.

In retaliation for the lawsuits brought by Crossroads, these parties have so far sought inter partes review of the patents asserted in these lawsuits in a total of nineteen petitions before the U.S. Patent Office challenging the validity of the patents asserted by us in the lawsuits (despite the prior re-examination). The U.S. Patent Office has instituted review of six petitions, denied review of two petitions, with decisions on eleven petitions still pending. Oracle is a party in ten petitions; Huawei is a party in four petitions; NetApp is a party in eight petitions; Cisco and Quantum are parties to three petitions; and Dot Hill is a party to two petitions. The first of the petitions were filed only months after Crossroads filed lawsuits against these parties and years after they were made aware of their potential infringement. If the patents are found partially or entirely invalid during these inter partes review proceedings, Crossroads might be adversely impacted in the litigation proceedings against these companies, including potentially losing the ability to continue with its claims of infringement. Crossroads believes it has meritorious factual and legal defenses to the challenges presented in these petitions and will vigorously defend the validity of the patents. Based on the current schedule set by the U.S. Patent Office, Crossroads expects a final decision in the six instituted proceedings by March 17, 2016.

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In addition to seeking inter partes review proceedings, each of the defendants in the above lawsuits filed by Crossroads has counterclaimed that each of the patents that we allege they infringe is invalid and/or unenforceable and an adverse ruling from the Court on these counterclaims in any of these cases could result in the invalidation, unenforceability or limitation of all of some of our patent rights.

Quantum v. Crossroads

On September 23, 2014, Quantum filed a lawsuit in the U.S. District Court for the Northern District of California alleging that our StrongBox product infringes a patent owned by Quantum. This lawsuit was filed only months after Crossroads filed its lawsuit against Quantum claiming infringement of Crossroads’ patents. We believe we have meritorious legal positions and will represent our interest vigorously in this matter. If Quantum is successful in this lawsuit, it could result in us not having all of the patent rights necessary to conduct our business. A scheduling order has been entered in this case. Trial is scheduled in February 2016. In addition, Quantum has threatened to file additional inter partes review proceedings against other, as yet unidentified, non-‘972 patents. If Quantum files any such proceedings, and Quantum is successful in any of those proceedings, it could adversely affect our patent rights and result in us not having all of the patent rights necessary to conduct our business.

NetApp v. Crossroads

NetApp has threatened to file three lawsuits against us alleging that our SPHiNX virtual tape library, StrongBox, and RVA products infringe three NetApp patents. If NetApp files any of these three lawsuits, and if NetApp is successful in any of those lawsuits, it could adversely affect our patent rights and result in us not having all of the patent rights necessary to conduct our business.

The Non-’972 Patent Family

The non-’972 patent family comprises five distinct patent categories:

•	“Optimized Command Processing” relating to techniques for ensuring that data and messages flow smoothly through the network;

•	“Enabling Interoperability” relating to facilitating communication between different protocols and networks;

•	“Managing the Network” relating to methods for diagnosing and correcting network errors;

•	“Enhancing Tape Libraries” relating to enhancing and optimizing operation of tape storage for Storage Area Networks (SANs); and

•	“Improving Data Systems” relating to techniques for optimizing file systems and database usage in SANs.

In connection with a loan from CF DB EZ LLC, an affiliate of Fortress Credit Co LLC with its affiliates (collectively referred to as “Fortress”) the non-’972 patents were assigned to a limited partnership controlled by Fortress, and are subject to a security interest granted to Fortress in connection with a secured credit agreement entered into with Fortress in July 2013. Certain terms in the Fortress agreement permit us to regain ownership and full control of the assets in return for the satisfaction of any outstanding indebtedness, payment of a $2 million monetization call option fee, and closing fees of approximately $280,000. We are evaluating strategic alternatives related to the non-’972 patent portfolio, including the possibility of exercising our rights in the agreement. In May 2014, Crossroads made an optional principal pre-payment to Fortress in the amount of $2 million. As of June 26, 2015, Crossroads had an outstanding principal balance of $2.91 million.

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In November 2013, the Company hired a third-party patent consulting firm to analyze the non-’972 patents. The firm was paid a flat fee and tasked to provide an unbiased, fact-based professional opinion on the monetization potential of the portfolio. This firm determined that the 117 patent assets reviewed comprise 78 distinct patent families and the average remaining life on these patents exceeds 10 years. Certain of the non-’972 patents likely apply to technology that complies with four industry standards. Because these industry standards are widely used, we believe that dozens of companies may have used, or may be using, the technology described in our patents without authority or properly being licensed by Crossroads. The third party analysis estimated that past and future revenues of products that may potentially infringe the non-’972 patents could exceed $82 billion. However, Crossroads can provide no assurance regarding the accuracy of the assumptions underlying this analysis or our ability to recover any royalties or licensing fees relating to these patents, and the timing for any such royalties or licensing fees.

In August 2014, the Company hired an intellectual property law firm to provide consulting services related to Crossroads’ non-’972 patent portfolio. The work to be done by the firm validated key assumptions, proposed a monetization strategy and timeline, identified potentially infringing companies and products, and estimated revenue opportunities associated with each potentially infringing company. Crossroads is reviewing the findings and evaluating strategies related to a variety of monetization alternatives.

Crossroads has not yet begun an active licensing program for the non-’972 patent family. We do not currently control the patents, have not developed a monetization strategy, and have not identified how to approach potentially infringing companies. We have also not created a budget for litigation or monetization of the non-’972 patent portfolio. Either in partnership with Fortress or acting alone (assuming we can regain control of the patents), various monetization alternatives include the following:

•	Selling all or a portion of the patent family;

•	Engaging in litigation against infringing companies to require such companies to take a license to our technology. This strategy would include an evaluation of various legal fee and expense structures, including some which might include contingency fee and revenue sharing arrangements, and may also involve us raising additional capital through the sale of equity or issuance of debt;

•	Entering into strategic partnerships with other patent monetization companies to assist in the monetization of the portfolio. In these arrangements, Crossroads would share a portion of the license revenues in return for the strategic partner taking responsibility for all litigation expenses. In most cases, Crossroads would be responsible for out of pocket expenses including travel, expert witnesses, and other expenses not directly related to licensing activity;

We are carefully reviewing these and other options to monetize the portfolio. Other options may become available to us and we will review those alternatives appropriately.

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Employees

As of October 31, 2014, we had 48 employees. Of the total employees, 14 were engaged in sales, marketing, and business development; 23 in research and development; and 11 in general and administrative, support and operations functions. None of our employees are represented by a labor union, and we consider current employee relations to be good.

Research and Development

We incurred research and development costs of $5.7 million and $10.5 million in fiscal 2014 and 2013, representing 50.9% and 82.9% of total revenue, respectively. In fiscal 2014, we continued to augment our product lines by providing feature enhancements to our software and hardware platforms.  In July 2014, we introduced new features and functionality that allowed us to re-launch our StrongBox product as a general purpose Network Attached Storage (NAS) appliance, with access to a broader market.

Our plans for fiscal 2015 include enhancements across our product lines. A particular area of focus will be continued feature and performance evolution for our StrongBox product.

Environmental Compliance

Our business involves purchasing finished goods as components from different vendors and then assembling and configuring these components into finished products at our facilities. Accordingly, we are not involved in the actual manufacturing of components, which can often involve significant environmental regulations with respect to the materials used, as well as work place safety requirements. Our operations and properties, however, do remain subject in particular to domestic and foreign laws and regulations governing the storage, disposal and recycling of computer products. For example, our products are subject to the European Union’s Directive 2002/96/EC Waste Electrical and Electronic Equipment and Directive 2002/95/EC on Restriction of the use of Certain Hazardous Substances in Electrical and Electronic Equipment. To date, we have not been the subject of any material investigation or enforcement action by either U.S. or foreign environmental regulatory authorities. Further, because we do not engage in primary manufacturing processes like those performed by our suppliers who are industrial manufacturers, we believe that costs related to our compliance with environmental laws should not materially adversely affect us.

Competition

During the 18 years Crossroads has been in business, we have faced continuous competitive pressures. We believe that several companies misappropriated our proprietary technology in the early formative years of the Company, thereby forcing Crossroads to engage in multiple legal actions to enforce its intellectual property rights. Today, the worldwide storage market is highly competitive. Competitors vary in size from small start-ups to large multi-national corporations with substantially greater financial, research and development and sales and marketing resources. From a customer and partner perspective, key competitive factors include product features, reliability, scalability, simplicity, and price. The markets for all of our products are characterized by significant price competition and we anticipate that our products will continue to face price pressure.

Legal Proceedings

The Company is and may become involved in various lawsuits as well as other certain legal proceedings that have not been fully resolved and arise in the ordinary course of business. These are proceedings to which we are a party in our own name or proceedings that have been brought against the Company. Information regarding certain material litigation proceedings is provided in Item 3. Legal Proceedings of our Annual Report on Form 10-K for the year ended October 31, 2014, as filed with the SEC on January 14, 2015.

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How You Can Contact Us

Our principal executive offices are located at 11000 North Mo-Pac Expressway #150, Austin, Texas 78759, and our telephone number is (512) 349-0300. Our website is located at www.crossroads.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

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OFFERING SUMMARY

The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information under the heading “The Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the rights offering.

Securities Offered	We are distributing to you, at no charge, one non-transferable subscription right for each share of our common stock and each share of our preferred stock that you owned as of 5:00 p.m., Eastern Time, on July 6, 2015, either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares.

Subscription Price	$1.25 per share of common stock. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering period. You may exercise all or a portion of your subscription rights, or you may choose not to exercise any subscription rights at all.

Record Date	5:00 p.m., Eastern Time, on July 6, 2015.

Expiration of the Rights Offering	5:00 p.m., Eastern Time, on July 28, 2015. We may extend the rights offering without notice to you until August 28, 2015.

Use of Proceeds	We expect the aggregate net proceeds from the rights offering to be approximately $13.6 million if all subscriptions rights are exercised. We intend to use the net proceeds principally to continue to fund our efforts related to the monetization of our intellectual property portfolio, including the costs of ongoing litigation and other proceedings. Pending the use of the proceeds for other purposes, we also may use a portion of our net proceeds to enhance liquidity and operational flexibility, including removing certain limitations placed on the non-’972 patents by repaying all or a portion of our existing indebtedness and certain other obligations under our agreements with an affiliate of Fortress Credit Co LLC, including the monetization call option payment required in order to relieve our obligations to Fortress to pay it a portion of proceeds from monetization of the non-’972 patents. In addition, we may also use a portion of our net proceeds for working capital purposes. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. See “Use of Proceeds.”

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Basic Subscription Right	Each subscription right entitles you to purchase 0.50 shares of our common stock at a subscription price of $1.25 per share. The number of subscription rights you may exercise appears on your rights certificate. We have NOL Protection Mechanics in place to preserve our ability to utilize our NOLs, including the ability to limit the amount of shares that certain stockholders may subscribe for.

Over-Subscription Privilege	We do not expect all of our stockholders to exercise all of their basic subscription rights. If you fully exercise your basic subscription right, the over subscription privilege of each right entitles you to subscribe for additional shares of our common stock unclaimed by other holders of rights in this offering at the same subscription price per share. If an insufficient number of shares are available to fully satisfy all over-subscription privilege requests, the available shares will be distributed proportionately among rights holders who exercise their over-subscription privilege based on the number of shares each rights holder subscribed for under the basic subscription right. Also, we have NOL Protection Mechanics in place to preserve our ability to utilize our NOLs, including the ability to limit the amount of shares that certain stockholders may subscribe for.

Limitations on the Purchase of Shares	Stockholders who currently own more than, or who would increase their current holdings of our common stock from fewer than 967,976 to greater than 967,976 shares of our issued and outstanding common stock by virtue of the exercise of their basic subscription rights and/or over-subscription privileges in this rights offering, may not be able to subscribe to the extent otherwise allowable. If you currently own more than, or would potentially increase your current holdings of the Company’s Common Stock from fewer than 967,976 shares to greater than 967,976 shares but would like to participate in the Rights Offering, please contact the Company’s information agent, InvestorCom, Inc., to discuss your level of subscription, by email at info@investor-com.com, by telephone at (877) 972-0090 (toll free) or by mail at InvestorCom, Inc., 65 Locust Avenue, New Canaan, CT 06840. We will only permit such stockholders to participate in this offering up to such amounts as will not have an unfavorable effect on our ability to preserve our NOLs. We will reduce the amount of a subscription or an over-subscription exercise by the amount necessary in our sole discretion to preserve our NOLs against future taxable income. See “NOL Protection Mechanics.” The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.

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NOL Protection Mechanics

We have implemented certain protection mechanics and reserve the right to limit the exercise of subscription rights or over-subscription privileges by certain stockholders in order to protect against an unexpected “ownership change” for federal income tax purposes. See “The Rights Offering—NOL Protection Mechanics.” By signing the subscription certificate and exercising your right, you are agreeing that:

•      the following NOL Protection Mechanics are valid, binding and enforceable against you and you will either make the representation set forth in the first bullet point below or, in the alternative, follow the procedures set forth in the second, third and fourth bullet points below:

o      by purchasing shares of common stock, each subscriber will represent to us that they will not be, after giving effect to its basic subscription rights and/or over-subscription privileges, an owner, either direct or indirect, record or beneficial, or by application of Section 382 attribution provisions summarized above, of more than 967,976 shares of our common stock;

o      if an exercise of basic subscription rights and/or over-subscription privileges would result in the subscriber owning more than 967,976 shares of our common stock, the subscriber must notify the subscription agent at the telephone number set forth under the heading “The Rights Offering—Subscription Agent”;

o      if requested, each subscriber will be required to provide us with additional information regarding the amount of common stock that the subscriber owns;

o      we have the right to instruct the subscription agent to reduce the amount of a subscription or an over-subscription exercise by the amount necessary in our sole discretion to preserve our NOLs against future taxable income;

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• any purported exercise of rights in violation of the NOL Protection Mechanics section will be void and of no force and effect; and

• we have the right to void and cancel (and treat as if never exercised) any exercise of rights, and shares issued pursuant to an exercise of rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.

In order to participate in the rights offering, you must execute the subscription agreement. The NOL Protection Mechanics described above are binding and enforceable solely against those stockholders who properly execute the subscription agreement and the NOL Protection Mechanics relate solely to the exercise by stockholders of rights in this rights offering and do not restrict a stockholders’ ability to purchase shares other than in this rights offering.

Notwithstanding any of the foregoing, we do not intend to accept any subscriptions or over-subscriptions if we believe such subscriptions or over-subscriptions may have an unfavorable effect on our ability to preserve the NOLs.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the NASDAQ Capital Market or on any other stock exchange or market.

No Board Recommendation	Our Board is not making any recommendation regarding the exercise of your subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering.

Revocation	All exercises of subscription rights are irrevocable, even if the market price of our common stock falls below the subscription price or you later learn of information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock in the rights offering.

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Material U.S. Federal Income Tax Considerations	For U.S. federal income tax purposes, common stockholders should not recognize gain or loss upon receipt or exercise of a subscription right. You should consult with your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the rights in light of your particular circumstances. Please see “Material U.S. Federal Income Tax Consequences.”

Extension and Cancellation	Although we do not presently intend to do so, we have the option to extend the rights offering expiration date, but in no event will we extend the rights offering beyond August 28, 2015. The Board may withdraw the rights offering at any time. In addition, under certain circumstances, the rights offering may be terminated. In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Procedures for Exercising Rights	To exercise your subscription rights, you must take the following steps:

• If you hold a Crossroads stock certificate, you must deliver payment and a properly completed and signed rights certificate to the subscription agent to be received before 5:00 p.m., Eastern Time, on July 28, 2015. You may deliver the documents and payment by U.S. mail or courier service. If U.S. mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

• If you are a beneficial owner of shares that are registered in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. You should instruct your nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on July 28, 2015.

Subscription Agent	American Stock Transfer & Trust Company, LLC, the subscription agent, will hold funds received in payment for shares of our common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

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Fees and Expenses	We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

Shares Outstanding Before the Rights Offering	As of June 24, 2015, 19,398,345 shares of our common stock and 3,041,257 shares of our preferred stock were issued and outstanding.

Shares Outstanding After the Rights Offering	Assuming that all of the subscription rights are exercised, we will issue approximately 11,219,801 shares of common stock in this rights offering and, assuming no additional shares of common stock are issued by the Company prior to consummation of the rights offering, will have approximately 30,618,146 shares of common stock outstanding after consummation of this rights offering.

Trading Symbols	Our common stock is traded on the NASDAQ Capital Market under the trading symbol “CRDS.” The shares of common stock issued in the rights offering will also be listed on the NASDAQ Capital Market under the same symbol. The subscription rights will not be listed for trading on the NASDAQ Capital Market or any other stock exchange or market.

Risk Factors	Exercising the subscription rights and investing in our securities involve a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 25 of this prospectus and all other information included in, or incorporated by reference into, this prospectus in its entirety before you decide whether to exercise your subscription rights.

Information Agent	You should direct any questions or requests for assistance concerning the method of subscribing for common shares or for additional copies of this prospectus to InvestorCom, Inc., the information agent, by calling (877) 972-0090 (toll free), by e-mail at info@investor-com.com or by mail at InvestorCom, Inc., 65 Locust Avenue, New Canaan, CT 06840.

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RISK FACTORS

An investment in our common stock involves certain risks. Before making a decision to invest in our common stock, you should carefully consider the risks described below, together with the other information contained or incorporated by reference in this prospectus, including the risk factors described in our Annual Report on Form 10-K for the fiscal year ended October 31, 2014 or any other document incorporated by reference into this prospectus. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occur, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Rights Offering

The future price of our shares of common stock may be less than the $1.25 subscription price per share in the rights offering.

If you exercise your subscription rights to purchase shares of common stock in the rights offering, you may not able to sell them later at or above the $1.25 subscription price in the rights offering. The actual market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors’ earnings releases, the results of patent litigation and proceedings before the District Court, the results of inter partes review or other proceedings before the U.S. Patent and Trademark Office, our ability to identify and complete acquisitions that meet our investment criteria and the perceived value of any acquisition we announce, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for other financial stocks, changes in capital markets that affect the perceived availability of capital to companies in our industry, governmental legislation or regulation, currency and exchange rate fluctuations, as well as general economic and market conditions, such as downturns in our economy and recessions.

You may be committed to buying common stock at a price above the prevailing market price of our common stock.

Once you exercise your subscription rights, you may not revoke them. If you exercise your subscription rights and, afterwards, the public trading market price of our shares of common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price and could have an immediate unrealized loss. Our common stock is traded on the NASDAQ Capital Market under the ticker symbol “CRDS,” and the last reported sales price of our common stock on the NASDAQ Capital Market on June 24, 2015 was $1.57 per share. We cannot assure you that the market price of our shares of common stock will not decline after you exercise your subscription rights. Moreover, we cannot assure you that following the exercise of your subscription rights you will be able to sell your shares of common stock at a price equal to or greater than the subscription price.

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This offering may cause the market price of our common stock to decrease.

The subscription price, together with the number of shares of common stock we propose to issue and ultimately will issue in this rights offering, may result in an immediate decrease in the market price of our common stock. This decrease may continue throughout and after the completion of this rights offering. If that occurs, you may have committed to buy common stock in the rights offering at a price greater than the prevailing market price of our common stock. Further, if a substantial number of subscription rights are exercised and the subscribing holders choose to sell some or all of the shares of common stock received upon exercise of those rights, the resulting sales could depress the market price of our common stock. There is no assurance that following the rights offering you will be able to sell your common stock at a price equal to or greater than the subscription price.

The subscription price determined by the Special Committee is not an indication of the fair value of our common stock and does not represent the price at which a buyer can be found for the shares now or in the future.

The terms of the rights offering, including the subscription price, were approved by the Special Committee. In determining the subscription price, the Special Committee considered a number of factors, including historical and current trading prices for our common stock, the need for capital to finance our efforts related to the monetization of our intellectual property portfolio and other requirements, the likely cost of capital and the Company’s ability to access such capital, the impact of the rights offering on the Company’s NOL position, and the desire to provide an opportunity to all our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the Special Committee also reviewed our history and prospects, including our past and present earnings and losses, our prospects for future earnings and our current financial condition.

The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the common stock to be offered in the rights offering, nor is the subscription price necessarily a reflection of the market price at which our common stock currently sells or may sell in the future. You should not assume or expect that, after the rights offering, our common stock will trade at or above the subscription price. We can give no assurance that our common stock will trade at or above the subscription price in any given time period.

Your percentage ownership in the Company may be diluted as a result of this rights offering.

If you do not exercise your subscription rights or you exercise less than all of your rights, and other stockholders fully exercise their rights or exercise a greater proportion of their rights than you exercise, you will suffer dilution of your percentage ownership of our common stock relative to such other stockholders. As of June 24, 2015, there were 19,398,345 shares of common stock outstanding. If all of our stockholders exercise their subscription rights in full, we will issue 11,219,801 shares of common stock in the rights offering, which represents approximately 36.6% of the 30,618,146 shares of common stock potentially outstanding upon the completion of the rights offering.

You may not revoke your exercise of rights.

Once you exercise your subscription rights, you may not revoke or change the exercise unless we are required by law to permit revocation. Accordingly, if you exercise your subscription rights and the market price of our common stock falls below the $1.25 per share subscription price or you later learn information about us or the rights offering that you consider unfavorable, you will be committed to buying shares and may not revoke or change your exercise. The market price of our common stock may decline prior to the expiration of this offering, and a subscribing rights holder may not be able to sell the common stock purchased in this rights offering at a price equal to or greater than the subscription price. Until shares of common stock are delivered upon expiration of this rights offering, you will not be able to sell or transfer the common stock that you purchase in this rights offering.

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We may withdraw or terminate the rights offering at any time and for any reason.

We may withdraw or terminate the rights offering at our discretion. If we cancel the rights offering, neither the Company nor the subscription agent will have any obligation to you with respect to the rights except to return any payment received by the subscription agent, without interest or penalty.

The subscription rights are non-transferable and thus there will be no market for them.

You may not sell, transfer or assign your subscription rights to anyone else. We do not intend to list the subscription rights on any securities exchange or any other trading market. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with them.

If you do not act on a timely basis and follow the subscription instructions, your exercise of subscription rights will be rejected.

Stockholders who desire to purchase shares in the rights offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent, and all payments clear, prior to the expiration of the rights offering. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent, and all payments clear, prior to the expiration of the rights offering.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering or your payment does not clear prior to the expiration of the rights offering period, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of any payment that was timely received and cleared. Neither we, nor the subscription agent, undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payments. We have the sole discretion to determine whether the exercise of your subscription rights properly and timely follows the subscription procedures.

You may not be able to fully subscribe or over-subscribe because of the limitations in our NOL Rights Plan

We have NOL Protection Mechanics in place to preserve our ability to utilize our NOLs, including the ability to limit the amount of shares that certain stockholders may subscribe for. Stockholders who currently own more than, or who would increase their current holdings of our common stock from less than 4.99% to more than 4.99% of our outstanding common stock by virtue of the exercise of their basic subscription rights and/or over-subscription privileges in this rights offering, may not be able to subscribe to the extent otherwise allowable. We will only permit such stockholders to participate in this offering up to such amounts as will not jeopardize our NOLs. We will only reduce the amount of a subscription or an over-subscription exercise by the amount necessary in our sole discretion to preserve our NOLs against future taxable income. See “The Rights Offering—NOL Protection Mechanics.”

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By participating in this rights offering and executing a subscription certificate, you are making binding and enforceable representations to the Company.

We have protection mechanics in place to preserve our ability to utilize our NOLs against future taxable income, if any, which could be substantially reduced if we were to undergo an “ownership change” within the meaning of Section 382 of the Code. Each stockholder who exercises their rights is required to agree to the application of the protection mechanics solely relating to their exercise of rights in the rights offering. By signing the subscription certificate and exercising their rights, each stockholder agrees, solely with respect to their exercise of rights in the rights offering, that:

•

the following NOL Protection Mechanics are valid, binding and enforceable against such stockholder and each stockholder will either make the representation set forth in the first bullet point below or, in the alternative, follow the procedures set forth in the second, third and fourth bullet points below:

o	by purchasing shares of common stock, each subscriber will represent to us that they will not be, after giving effect to its basic subscription rights and/or over-subscription privileges, an owner, either direct or indirect, record or beneficial, or by application of Section 382 attribution provisions summarized above, of more than 967,976 shares of our common stock;

o	if an exercise of basic subscription rights and/or over-subscription privileges would result in the subscriber owning more than 967,976 shares of our common stock, the subscriber must notify the subscription agent at the telephone number set forth under the heading “The Rights Offering—Subscription Agent”;

o	if requested, each subscriber will be required to provide us with additional information regarding the amount of common stock that the subscriber owns;

o	we have the right to instruct the subscription agent to reduce the amount of a subscription or an over-subscription exercise by the amount necessary in our sole discretion to preserve our NOLs against future taxable income;

•	any purported exercise of rights in violation of the NOL Protection Mechanics section will be void and of no force and effect; and

•	we have the right to void and cancel (and treat as if never exercised) any exercise of rights, and shares issued pursuant to an exercise of rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.

With respect to our discretion to instruct the subscription agent to refuse to honor any exercise of rights by 5% shareholders or a subscriber’s exercise to the extent an exercise might, in our sole and absolute discretion, result in the subscriber owning 4.99% or more of our common stock, we will reduce the amount of a subscription or an over-subscription exercise by the amount necessary in our sole discretion to preserve our NOLs against future taxable income.

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If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase common stock in this rights offering.

Any uncertified check used to pay for common stock to be issued in this rights offering must clear prior to expiration of the rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay the subscription price by uncertified check and your check has not cleared prior to expiration of the rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the common stock you wished to purchase.

You may not receive all of the shares for which you subscribe.

Exercise of the over-subscription privilege will only be honored if and to the extent that the basic subscription rights have not been exercised in full. If sufficient shares of common stock are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares of common stock available to be purchased pursuant to the over-subscription privilege, we will allocate the available shares of common stock proportionately among stockholders who exercised their over-subscription privileges based on the number of shares each stockholder subscribed for under their basic subscription rights, subject to the NOL Protection Mechanics. As a result, you may not receive any or all of the shares of common stock for which you exercise your over-subscription privilege.

As soon as practicable after the expiration date, the subscription agent will determine the number of shares of common stock that you may purchase pursuant to the oversubscription right. You will receive certificates representing these shares as soon as practicable after the expiration date and after all allocations and adjustments have been effected. If you request and pay for more shares than are allocated to you, we will refund the overpayment, without interest or deduction. In connection with the exercise of the over-subscription privilege, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights exercised, and the number of shares of common stock requested through the over-subscription privilege, by each beneficial owner on whose behalf the nominee holder is acting.

You will not be able to sell or transfer the shares of common stock that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the rights offering.

If you exercise your subscription rights, you will not be able to sell or transfer the common stock purchased by exercising your subscription rights until your account has been credited with those shares. Moreover, you will have no rights as a stockholder with respect to the shares you purchased in the rights offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after expiration of the rights offering, there may be a delay between the expiration date of the rights offering and the time that the shares are issued. Fluctuations in the market price of our common stock may occur between expiration of the rights offering and the time that shares are issued to you.

Because we do not have formal commitments from any of our stockholders to participate in the rights offering and because no minimum subscription is required, we cannot assure you of the amount of proceeds, if any, that we will receive from the rights offering.

We do not have formal commitments from any of our stockholders to participate in the rights offering and no minimum subscription is required for consummation of the rights offering. Although Lone Star Value, of which Jeffrey E. Eberwein, our Chairman, is a principal, and our executive officers have indicated they intend to participate in the rights offering, subject to limitations to comply with our NOL Rights Plan and the other protection mechanics described herein, neither Lone Star Value nor our executive officers have made any formal commitments to do so. Mr. Eberwein became aware of the rights offering in his capacity as a director of the Company. We cannot assure you that any of our stockholders will exercise all or any part of their subscription rights, and as a result, we cannot assure you of the amount of proceeds that we will receive in the rights offering. Therefore, if you exercise all or any portion of your subscription rights, but other stockholders do not, we may not raise the desired amount of capital in this rights offering, the market price of our common stock could be adversely impacted and we may find it necessary to pursue alternative means of financing, which may be dilutive to your investment.

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We have broad discretion in the use of proceeds of the rights offering.

We are undertaking this rights offering in order to raise capital to be used principally to continue to fund our efforts related to the monetization of our intellectual property portfolio, including the costs of ongoing litigation and other proceedings, repayment of indebtedness and for working capital purposes as described below under “Summary— Our Direction and Strategy.” We cannot assure you that we will not need to seek additional financing or engage in additional capital offerings in the future, or that the rights offering will raise sufficient capital to finance the costs of our ongoing litigation and other proceedings. Our management will have considerable discretion in the application of the net proceeds from this rights offering, and it is possible that we may allocate the proceeds differently than investors in this rights offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our management with regard to the use of proceeds from this rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. For more information, see “Use of Proceeds.”

Risks Related to Our Business, Industry and Financial Condition

A default under our Credit Agreement with Fortress could cause a material adverse effect on our financial position.

We have two term loans (originally in the amount of $5 million each) with CF DB EZ LLC, an affiliate of Fortress Credit Co LLC, which we refer to, together with its affiliates, as Fortress, pursuant to a credit agreement, which is secured by certain assets. We are required to satisfy certain financial and reporting covenants under the credit agreement, including a requirement to maintain a minimum of $1,500,000 of unrestricted cash at each month end. We previously had a credit facility with Silicon Valley Bank and paid off our Silicon Valley Bank credit facility with a portion of the proceeds of our July 2013 Fortress loans. We subsequently terminated the Silicon Valley Bank loan agreements. The principal balances of these loans are $1.69 million on the first loan, and $1.67 million on the second loan as of April 30, 2015.

If we default under our obligations under the credit agreement, Fortress could proceed against the collateral granted to them to secure that indebtedness or declare all obligations under the credit agreement to be due and payable. In certain circumstances, procedures by Fortress could result in our inability to regain control of the non-’972 patents, which are included in the collateral granted to Fortress. If any indebtedness under the credit agreement were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness. In addition, upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing our secured indebtedness before the holders of other indebtedness or our common stock will be entitled to receive any distribution with respect thereto.

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We have a history of losses and we may not be able to sustain profitability in the future.

For the years ended October 31, 2014 and 2013, we recorded net losses of approximately $9.2 million and $12.1 million, respectively. We may incur additional losses in future periods. We expect to make significant expenditures related to the development of our business. We may incur significant losses in the future for a number of reasons, including those discussed in other risk factors and factors that we cannot foresee. In addition, continued losses may cause us to undertake cost reduction plans. If we undertake cost reduction initiatives or restructuring plans, these plans may adversely impact our operations, may cause us to recognize restructuring or other charges and may not result in our realizing any or all of the anticipated benefits of these plans. There is no assurance that we can operate profitably or that we will ever generate positive earnings.

A large percentage of our sales come from a few customers, some of whom are also competitors, and these customers generally have no minimum or long-term purchase commitments. The loss of, or a significant reduction in demand from, one or more key customers could materially and adversely affect our business, financial condition and operating results.

Our sales have been and continue to be concentrated among a few customers. Sales to our top three customers in fiscal 2014 represented 54.3% of total revenue, and HP, our largest customer, represented 36.6% of our total revenue. Furthermore, customers are not obligated to purchase any minimum product volume and our relationships with our customers are terminable at will. In addition, from time to time these customers have solicited, and may in the future solicit, bids from us and our competitors for products and services we are currently providing, which could reduce or terminate all or a part of our relationship with that customer. If we experience declines in revenue from any of our large customers, we could be materially and adversely affected. In addition, certain of our large customers are also our competitors, and such customers could decide to reduce or terminate their purchases of our products for competitive reasons. Merger and acquisition activity in the storage industry could increase the risk that large customers reduce or terminate their purchases of our products.

Many of our tape and disk products are primarily incorporated into larger storage systems or solutions that are marketed and sold to end users by our large original equipment manufacturer, or OEM, customers as well as our strategic partners. Because of this, we have limited market access to these end users, limiting our ability to reach and influence their purchasing decisions. These market conditions further our reliance on these OEM and other large customers. Thus if they were to significantly reduce, cancel or delay their orders with us, our operations could be materially and adversely affected.

We derive most of our product sales revenue from sales of StrongBox and SPHiNX, and if demand for these systems does not grow, our business, results of operations and financial condition may be harmed.

We derive most of our product sales revenue from sales of SPHiNX virtual tape servers, StrongBox Network Attached Storage, and associated customer support and services. As a result, we are vulnerable to fluctuations in demand for these systems, whether as a result of competing technologies and products, the impact of the continuing weakening of U.S. and global economic conditions, decreases or delays in corporate spending for information technologies, product obsolescence, lack of customer acceptance, technological change, customer budgetary constraints or other factors. If demand for our systems does not grow, our business, results of operations and financial condition would be harmed.

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We face significant competition and expect this competition to intensify, which could prevent us from increasing our revenue, reduce our gross margins, and result in the loss of market share.

The market for our products is highly competitive and we expect competition to intensify in the future. Other companies have introduced and may in the future introduce new products in the same markets we serve or intend to enter. Currently, we face competition from traditional providers of tape-based storage systems as well as a number of established storage companies that offer a variety of different disk-based storage products. Some of our strategic partners currently market products and services that compete with our products. We also compete with a number of emerging hardware and software companies that may become more significant competitors in the future. In addition, at the low-end of our product line, we may compete with other hardware or software providers that incorporate data storage and protection capabilities in their products. New competitive offerings have been recently announced or introduced in our marketplace by our competitors, and we anticipate additional offerings by our competitors may be announced or introduced in 2015. Further, many of our competitors have substantially greater financial, sales and other resources than we do and may in some cases benefit from lower costs than we do. In some cases, they also have more recognizable brands than our own.

Competition in the past has resulted in pricing pressure on our products and services, and we anticipate that pricing pressure will increase in the future. Competition has in some instances resulted in a negative impact on the length of our sales cycle, and we may experience longer sales cycles in future periods due to increased competition. In particular, if a large number of orders, or a large dollar value order, is delayed or cancelled, our financial results may be harmed. Competition may result in reduced gross margins for our products, increased sales and marketing expenses and a failure to increase, or the loss of, market share.

Our sales cycle varies substantially from customer to customer and future revenues in any period may be lower than our historical revenues or forecasts.

Our sales are difficult to forecast because the data storage market is rapidly evolving and our sales cycle varies substantially from customer to customer. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. This is particularly true during times of economic slowdown and when selling products that require complex installations. Additional factors that may extend our sales cycle, particularly orders for new products, include:

•	the amount of time needed for technical evaluations by customers;

•	customers’ budget constraints and changes to customers’ budgets during the course of the sales cycle;

•	customers’ internal review and testing procedures;

•	the timing of product releases or upgrades by us or by our competitors;

•	our engineering work necessary to integrate a storage solution with a customer’s system;

•	the complexity of technical challenges that need to be overcome during the development, testing or qualification process for new products or new customers;

•	fluctuations in our IP revenue;

•	meeting unique customer specifications and requirements; and

•	difficulties by our customers in integrating our products and technologies into their own products.

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Our product revenue is difficult for us to predict since it is directly affected by the timing of orders. In addition, our operating expense levels are based, in part, on our expectations as to future sales. As a result, if sales levels are below expectations, our operating results may be disproportionately affected. We cannot assure you that our sales will not decline in future periods.

Some of our revenue is subject to the pricing policies of our customers over whom we have no control.

We have no control over our customers’ pricing of their products and there can be no assurance that licensed products will be competitively priced or will sell in significant volumes. One important requirement for licensed technology is that for any premium charged by our customers in the price of their products utilizing our licensed technology over alternatives to be reasonable in comparison to the perceived benefits of the products. If the benefits of our technology do not match the price premium charged by our customers, the resulting decline in sales of products incorporating our technology could harm our operating results.

Our products handle mission-critical data for our customers and are highly technical in nature. If customer data is lost or corrupted, or our products contain software errors or hardware defects, we could have product liability exposure and our reputation and business could be harmed.

Our products are involved in storing and replicating mission-critical data for our customers, which is highly technical and complex. If any data is lost or corrupted in connection with the use of our products, our reputation could be seriously harmed and market acceptance of our products could suffer. In addition, our products have contained and may in the future contain software errors, hardware defects or security vulnerabilities. We rely on our suppliers to deliver high quality components for use in our products and we have limited or no control over our suppliers’ product development and production processes. Some software errors or defects in the hardware components of our products may only be discovered after a product has been installed and used by customers, which could increase our support costs, reduce our margins and harm our reputation among our customers. In addition, we could face claims for product liability, tort or breach of warranty. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention and adversely affect the market’s perception of us and our products.

We face potential liability for performance problems of our products because our end users employ our storage technologies for the storage and backup of important data and to satisfy regulatory requirements. Although we maintain technology errors and omissions insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability or accrual of litigation costs that is not covered by insurance or is in excess of our insurance coverage could harm our business.

In addition, we could potentially face claims for product liability from our customers if our products cause property damage or bodily injury. Although we maintain general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability or accrual of litigation costs that is not covered by insurance or is in excess of our insurance coverage could harm our business.

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Focusing our business model on leveraging OEM and strategic partners with respect to sales of the StrongBox product and intellectual property monetization may not result in anticipated benefits.

As we announced in 2013, we undertook a significant reduction in force and are focusing our strategy primarily on leveraging OEM and strategic partners with respect to the Crossroads StrongBox product and are also focusing our efforts on realizing the value of our intellectual property. We have encountered and will continue to encounter risks and difficulties frequently experienced by companies with evolving business strategies. In particular, these new strategies may not have the business success that we hope for and our reduction in force may not ultimately result in the cost savings that management anticipates. Our strategy may place increased demands on our personnel and could adversely affect our ability to attract and retain talent, and to perform our accounting, finance and administrative functions. If we do not manage these risks successfully, our business and operating results will be adversely affected.

If we lose key personnel or are unable to attract and retain qualified personnel on a cost-effective basis, our business would be harmed.

Our success is substantially dependent upon the performance of our senior management and key technical and sales personnel. Our management and employees can terminate their employment at any time, and the loss of the services of one or more of our executive officers or other key employees could harm our business. Our success also is substantially dependent upon our ability to attract additional personnel for all areas of our organization, particularly in our sales and research and development departments. Our dependence on attracting and retaining qualified personnel is particularly significant in light of our recent reduction in force announced in October 2013. Following that reduction in force, we have less redundancy and excess capacity in our workforce, which heightens the risks and potential negative consequences that could result from the departure of certain key management, technical or sales personnel that we may have difficulty replacing.

Competition for qualified personnel in our industry is intense, and we may not be successful in attracting and retaining such personnel on a timely basis, on competitive terms, or at all. If we are unable to attract and retain the necessary technical, sales and other personnel on a cost-effective basis, our business would be harmed.

Our international sales and operations subject us to additional risks that may harm our operating results.

In the year ended October 31, 2014, we derived approximately 10.5% of our revenue from international customers. We expect to continue to add personnel in additional countries. Our international operations subject us to a variety of risks, including:

•	the difficulty of managing and staffing international offices and the increased travel, infrastructure, and legal compliance costs associated with multiple international locations;

•	our executive officers’ lack of proximity to the international activities being managed and the inherent limitations of cross-border information flow;

•	the management of our relationships with distributors outside the United States, whose sales and lead generation activities are very important to our international operations;

•	difficulties in enforcing contracts and collecting accounts receivable, and longer payment cycles, especially in emerging markets;

•	tariffs and trade barriers and other regulatory limitations on our ability to sell our products in certain foreign markets;

•	increased exposure to foreign currency exchange rate risk;

•	potential exposure to adverse tax consequences;

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•	shortages in component parts and raw materials;

•	import and export and trade regulation changes that could erode our profit margins or restrict our ability to transport our products;

•	the burden and cost of complying with foreign and U.S. laws governing corporate conduct outside the U.S.;

•	potential restrictions on the transfer of funds between countries;

•	import and export duties and value-added taxes;

•	natural and man made disasters, including earthquakes, typhoons, tsunamis or terrorism;

•	increased exposure to possible violations of U.S. laws regulating the export of our products, and to other U.S. and foreign laws affecting the conduct of business globally such as product certification, environmental and waste management and data privacy laws;

•	reduced protection for intellectual property rights in some countries; and

•	political and economic instability.

Sales to international customers may also result in greater shipping costs and additional expenses to conform our products to the requirements of local laws or local product specifications. As we continue to expand our business internationally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. Our failure to manage any of these risks successfully could harm our international operations, reduce or delay our international sales, result in fines and penalties and reduce profitability on a dollar adjusted basis.

Our ability to utilize our NOLs or recognize tax benefits on future domestic taxable income may be limited.

Our ability to fully utilize our existing NOLs could be limited or eliminated should we (i) undergo an “ownership change” as described under Section 382 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code; (ii) not reach profitability or be only marginally profitable; or (iii) experience impairment due to changes in federal laws and regulations. The continued availability of our NOLs, however, may be impacted if we experience an “ownership change” within the meaning of Section 382 of the Code. An “ownership change” is generally defined as greater than a 50% change in equity ownership by value over a rolling three-year period. We may experience an “ownership change” in the future as a result of changes in our common stock ownership, which would result in a limitation on our ability to utilize our NOLs. In addition, any changes to tax rules and regulations or the interpretation of tax rules and regulations could negatively impact our ability to recognize benefits from our NOLs.

Our NOLs only have value to the extent we generate taxable income. If we are unable to generate taxable income prior to the expiration of the NOLs, or if we are only marginally profitable during such period, we will be limited in our ability to utilize the tax benefits related to our NOLs. There can be no assurance that we will have sufficient taxable income to be able to utilize our NOLs prior to their expiration.

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If we fail to manage growth effectively, our business would be harmed.

We have restructured our operations significantly since inception and anticipate that further changes of our operations and headcount may be required. Our operating structure has changed recently, and any changes or future growth will place significant demands on our management, employees, infrastructure and other resources. To manage any future change, we will need to hire, train, integrate and retain a number of highly skilled and motivated employees. We will also need to continue to improve our financial and management controls and reporting systems and procedures. We could encounter delays or difficulties in implementing any of these systems. If we do not effectively hire, train, integrate and retain sufficient highly qualified personnel to support any future growth, and if we do not effectively manage the associated increases in expenses, our business, results of operations and financial condition would be harmed.

Any shortages in components used in our products could delay shipment of our products or increase our product costs, which could harm our business.

Significant time and effort would be required to locate new vendors for the components we use in our products, if available at all, to qualify replacement components or to develop our products using alternative suppliers. The unavailability of any necessary components could delay or prevent us from shipping our products. Component suppliers may be vulnerable to pressure from large purchasers of their products, who may be competitors of ours, to allocate available component supplies to them. The global economic conditions may also adversely affect our suppliers and their liquidity, and the availability of, or terms and conditions on which we purchase, their products and services. In addition, increased demand generally by third parties for the components we use in our products may lead to decreased availability and higher prices for those components.

If we experience shortages in components that we use in our products, or do not accurately predict the availability of and demand for such components, or if new product introductions by our suppliers do not meet our expectations for timing, availability, functionality, performance, quality or price, then our business and gross margins could be negatively impacted, and our reputation and customer relationships could be harmed.

Our business and operating results may be harmed if we undertake any restructuring activities.

From time to time, we may undertake to restructure our business, such as the reductions in our workforce that we announced during 2013. There are several factors that could cause a restructuring to have an adverse effect on our business, financial condition and results of operations. These include potential disruption of our operations, the development of our technology, the deliveries to our customers and other aspects of our business. Employee morale and productivity could also suffer and we may lose employees whom we want to keep. Loss of sales, service and engineering talent, in particular, could damage our business.

Any restructuring would require substantial management time and attention and may divert management from other important work. Employee reductions or other restructuring activities also cause us to incur restructuring and related expenses such as severance expenses. Moreover, we could encounter delays in executing any restructuring plans, which could cause further disruption and additional unanticipated expense.

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Recent turmoil in the financial markets and the global economic conditions have adversely affected and may continue to adversely affect our industry, business and gross margins.

The challenging economic conditions in the U.S. and world economic markets and the future economic environment may continue to adversely affect our business. Our business depends on the overall demand for information technology, in particular for data storage and protection products for backup storage and network-based disaster recovery. Information technology spending has historically declined with worsening general economic and market conditions, and we believe the economic conditions previously caused our customers to significantly reduce or delay their information technology purchases and that these reductions and delays negatively impacted demand for our products and services and our business. If the U.S. and global economic conditions worsen and if our customers believe economic conditions will not improve or a downturn will occur in the foreseeable future, then our customers may continue to significantly reduce their information technology budgets and may decrease their demand for our products and services.

As a result of this economic slowdown and the ongoing tightening of credit markets, our customers may be delayed in obtaining, or may not be able to obtain, necessary financing for their purchases of our products. A lack of liquidity in the capital markets or the continued global economic conditions may cause our customers to delay or cancel their purchases, increase the time they take to pay or default on their payment obligations.

The global economic conditions may not only cause our customers to significantly reduce or delay their information technology budgets, which would negatively impact demand for our products and services, but may also result in:

•	increased price competition for our products, not only from our competitors, but also as a result of our customers’ or potential customers’ utilization of inventoried or underutilized products, which could put additional pressure on our near term gross profits;

•	risk of excess or obsolete inventories;

•	excess engineering capacity and higher associated overhead costs as a percentage of revenue; and

•	reduced ability to accurately forecast our business and future financial performance.

As a result of the recent and ongoing economic conditions, we may face new risks that we have not yet identified. In addition, a number of the risks associated with our business, which are disclosed in these risk factors, may increase in likelihood, magnitude or duration.

Litigation, Regulation and Business Risks Related to our Intellectual Property

We face current and potential adverse determinations in litigation stemming from our efforts to protect and enforce our patents and intellectual property rights and make other claims, which could broadly impact our intellectual property rights and our ability to conduct our business as currently operated, distract our management and cause substantial expenses and declines in our revenue and stock price.

We may not generate positive returns on our research and development investments.

Developing our products is expensive and our investment in product development may involve a long investment return cycle. For the year ended October 31, 2014, our research and development expenses were approximately $5.7 million, or approximately 50.9% of revenue. Our future plans include significant investments in research and development and related product opportunities. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts to maintain our competitive position. These investments may not generate positive returns in the near term, or at all.

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Efforts to protect our intellectual property rights and to defend claims against us can increase our costs and will not always succeed; any failures could adversely affect revenues and profitability.

Intellectual property rights are crucial to our business, particularly our technology licensing programs. We endeavor to obtain and protect our intellectual property rights in the United States and in selected international markets. Our IP licensing revenue for the year ended October 31, 2014 was $1.9 million, or approximately 16.8% of revenues and our IP licensing revenue for the year October 31, 2013 was $1.5 million, or approximately 12.0% of revenues. If we experience a decline in revenue from our licensees, as a result of economic conditions, customers’ business performance, or otherwise, we could be materially and adversely affected. We may be unable to retain all of our intellectual property protection. Even if protection is obtained, competitors or others in the chain of commerce may raise legal challenges to our rights or illegally infringe on our rights, including through means that may be difficult to prevent or detect. For example, much of proprietary technology resides in software that frequently is not publicly available and has prevented and may continue to prevent us from realizing the full value of our intellectual property. In addition, because of the rapid pace of technological change, and the confidentiality of patent applications in some jurisdictions, competitors may be issued patents from applications that were unknown to us prior to issuance. These patents could reduce the value of our intellectual property, to the extent they cover technologies on which we have unknowingly relied, require that we seek to obtain licenses or cease using the technology, no matter how valuable to our business. We cannot assure we would be able to obtain such a license on acceptable terms. The extent to which we succeed or fail in our efforts to protect our intellectual property will affect our costs, sales and other results of operations.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, and we will be required to incur significant expenses to enforce our intellectual property rights.

We depend on our ability to protect our proprietary technology. We rely on trade secret, patent, copyright and trademark laws and confidentiality agreements with employees and third parties, all of which offer only limited protection. Despite our efforts, the steps we have taken to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights, and our ability to police such misappropriation or infringement is uncertain, particularly in countries outside of the United States. Further, we do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims. Even issued patents may be contested, circumvented or invalidated. Moreover, the rights granted under any issued patents may not provide us with proprietary protection or competitive advantages, and, as with any technology, competitors may be able to develop similar or superior technologies to our own now or in the future.

Protecting against the unauthorized use of our patents, trademarks and other proprietary rights is expensive, difficult and, in some cases, impossible. Additional litigation may be necessary in the future to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of our own intellectual property and that of others. Such litigation could be costly and divert management resources, either of which could harm our business. We have also identified a number of companies that we believe may infringe our intellectual property, and there are likely others in our industry that infringe our intellectual property that we have not yet identified. Furthermore, many of our current and potential competitors have the ability to dedicate substantially greater resources to enforce and defend their intellectual property rights than we do. Accordingly, despite our efforts, we may not be able to successfully identify third-party infringement or prevent third parties from infringing upon or misappropriating our intellectual property, nor can we ensure that we will not be accused of infringement or misappropriation of the intellectual property rights of others.

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Adverse outcomes in legal proceedings could subject us to substantial damages and adversely affect our results of operations and profitability.

We are involved in major lawsuits concerning intellectual property and other matters, which are time-consuming and the outcomes of which may be significant to results of operations in the period recognized or limit our ability to engage in our business activities. However, the outcomes of legal proceedings and claims brought against the Company are subject to great uncertainty, and although we intend to vigorously pursue our claims, there are no guarantees that we can protect our intellectual property rights in our current litigation or related proceedings, settle any of the current litigation actions, prevail in any of the current litigation actions or related proceedings or prevent the unauthorized use of our technology now and in the future. Further, opposing parties may appeal any favorable result we receive at the trial level or at the United States Patent and Trademark Office. Such appeals are expensive and time consuming, resulting in increased costs and, at a minimum, delay in receiving revenue. A successful appeal could overturn entirely any positive result for the company from a trial court or the United States Patent and Trademark Office. Although we diligently pursue enforcement litigation, we cannot predict with significant reliability the decisions made by juries, trial courts, the United States Patent and Trademark Office or an appellate court.

Additionally, unintended consequences of our litigation may adversely affect our business, including, without limitation, that we may have to devote significant time and financial resources to pursuing the litigation, that we have become subject to counterclaims or lawsuits and may become subject to additional counterclaims and lawsuits, that the parties we pursue claims against have filed actions, and may file additional actions, with the government (including inter partes review proceedings) to attempt to invalidate or render our patents unenforceable, and that the expenses of pursuing the litigation and related proceedings could increase based upon these counterclaims, lawsuits, inter partes review proceedings or new developments in the pending proceedings. In addition, if we do not prevail in our patent litigation or in the inter partes review proceedings, the consequences could include the circumvention or invalidation of our patents, which could have a material adverse effect on our ongoing licensing program, our ability to enforce our existing licenses, and the ability to recover damages based on infringement of our patents. Additionally, an adverse result in a counterclaim or lawsuit against us, or an inter partes review proceeding, could result in our not having the intellectual property rights necessary to practice our business as currently operated or to sell our products. These and other factors not currently known to or deemed material by management, could have a material and adverse impact on our business, prospects, liquidity, and results of operations.

We have transferred ownership of the non-’972 Patents to a limited partnership with an affiliate of Fortress that we do not fully control, and efforts by this limited partnership to generate revenues from the transferred patents and patent applications may not be successful.

As described above, in connection with a July 2013 secured loan transaction with Fortress, we transferred substantially all of the non-’972 patents to a limited partnership of which an affiliate of Fortress is the general partner. Fortress generally has the power to manage, control and conduct the business and affairs of the partnership. While the limited partnership agreement gives us the right to consent to certain actions, as a limited partner we do not control the partnership and have a limited ability to direct any licensing and monetization activities without Fortress’s consent. If we default under our credit agreement with Fortress, our ability to exercise control over the partnership will be further limited.

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This partnership poses risks not otherwise present when we alone seek to license our technology. For example: Fortress, may or may not take actions that we believe to be in our best interest; we may incur liabilities as a result of actions taken, or not taken, by the partnership; we may be required to devote significant management time to the requirements of and matters relating to the partnership, including litigation and licensing matters, as well management of the partnership relationship; any strategy or other disputes between us and Fortress may result in delays, expenses or operational impasses; and while we have retained a fully paid-up, royalty-free, worldwide, non-transferable, non-exclusive license to use the assigned patents, these patents are now owned by a third party not under our control, and will remain as such unless and until we are able to buy out Fortress’s interest in the partnership.

This partnership may attempt to pursue patent licensing and enforcement activity that may generate revenues for us. However, we cannot predict the success of those efforts or when revenues, if any, are generated. Any efforts to generate such revenues may require us to expend significant monetary resources. Until the Company has exercised its option to repurchase Fortress’s interest in the partnership — which would require repayment of the Fortress loan, payment of a $2 million call option fee and payment of approximately $280,000 of Fortress’s expenses — any revenues generated from a licensing program will be subject to a waterfall payment in the limited partnership agreement. Any revenues received will first go to repay the outstanding balance of the Fortress loan and after the loan has been repaid, Fortress and Crossroads will share the remainder of such revenues. These limitations on our ability to monetize the non-’972 patent family could negatively affect our financial condition and results of operations.

Our strategy to license and/or monetize the value of our intellectual property through enforcement or other strategies may not be successful.

We maintain an active licensing program related to the ’972 patent family, and we are in the preliminary stage of evaluating potential strategies to monetize the non-’972 patents.

At this time, with the assistance of third party consultants, we are considering alternative methods of monetizing the non-’972 patents, which may include one or more of the following strategies:

•	Selling all or a portion of the patent family;

•	Engaging in litigation against infringing companies to require such companies to take a license to our technology. This strategy would include an evaluation of various legal fee and expense structures, including some which might include contingency fee and revenue sharing arrangements, and may also involve us raising additional capital through the sale of equity or issuance of debt;

•	Entering into strategic partnerships with other patent monetization companies to assist in the monetization of the portfolio. In these arrangements, Crossroads would share a portion of the license revenues in return for the strategic partner taking responsibility for all litigation expenses. In most cases, Crossroads would be responsible for out of pocket expenses including travel, expert witnesses, and other expenses not directly related to licensing activity;

We are carefully reviewing these and other options to monetize the portfolio. Other options may become available to us and we will review those alternatives appropriately.

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Some of these strategies could be costly, and we cannot assure you that we will be able to fund such strategies ourselves nor be able to raise financing or enter into a partnership to provide for such funding. We cannot predict with certainty the time it would take to achieve any revenues from such strategies, and we cannot assure you such activities will, in fact, generate revenue. As stated above, there also are contractual limits on our ability to monetize the non-’972 patents.

If we are unable to develop and manufacture new products that achieve acceptance in the data protection and the network storage software markets, our operating results may suffer.

The data protection and the network storage software markets continue to evolve and as a result there is continuing demand for new products. Accordingly, we may need to develop and manufacture new products that address additional data protection or network storage software market segments and emerging technologies to remain competitive in the data storage software industry. We are uncertain whether we will successfully qualify new data protection or network storage software products with our customers by meeting customer performance and quality specifications. Any failure to address additional market segments could harm our business, financial condition and operating results.

We operate in a rapidly evolving industry and changes in existing technologies or the emergence of new products or technologies could reduce demand for our products and significantly harm our business.

The data storage market is characterized by rapid technological change, frequent product introductions, new protocols, evolving industry standards, consolidation among our competitors, suppliers and customers, and evolving customer preferences. The introduction of new products by our competitors or us, or new entrants into the storage market, could render our existing products obsolete or uncompetitive. Additionally, changes in existing technologies could cause demand for our products to decline. For example, if changes in technology result in a significant reduction in the price for hard disk drives, enterprises may not need to utilize information security, data protection, information assurance, business information assurance, business continuity, disaster recovery, data privacy, risk management, fraud prevention, corporate governance and regulatory compliance products or services. One or more new technologies also could be introduced that compete favorably with our products or that cause our products to no longer be of significant benefit to our customers. In addition, because our products work with enterprise backup software applications to transfer and store data in the storage environment, we are dependent on enterprises’ use of these applications for data protection and disaster recovery purposes. If enterprises adopt competing products or technologies that enable them to protect and recover their data, demand for our products and services could be reduced significantly.

Our operating results depend on new product and/or product feature introductions, which may not be successful, in which case our business, financial condition and operating results may be materially and adversely affected.

To compete effectively, we must continually improve existing products and introduce new ones. We have devoted and expect to continue to devote considerable management and financial resources to these efforts. We cannot provide assurance that:

•	we will introduce new products in the timeframe we forecast;

•	we will not experience technical, quality, performance-related or other difficulties that could prevent or delay the introduction and market acceptance of new products;

•	our new products will achieve market acceptance and significant market share, or that the markets for these products will continue or grow as we have anticipated;

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•	our new products will be successfully or timely qualified with our customers by meeting customer performance and quality specifications which must occur before customers will place large product orders; or

•	we will achieve high volume production of these new products in a timely manner, if at all.

If we are not successful in timely completion of our new product qualifications and then ramping sales to our key customers, our revenue and results of operations could be adversely impacted. In addition, if the quality of our products is not acceptable to our customers, this could result in customer dissatisfaction, lost revenue and increased warranty and repair costs.

The inability of our products to interoperate with backup software applications would cause our product and licensing business to suffer.

We have designed our products to interoperate with the leading enterprise backup software applications available in the market. If our products are not compatible with the leading backup software applications, demand for our products will decline. Some backup software providers currently offer products that compete with ours and other providers may do so in the future. Backup software providers may in the future make changes that would diminish the ability of our products to interoperate with their applications. If this were to occur, we may need to spend significant time and effort to ensure the continued compatibility of our products, which may not be possible. Any of these developments could significantly harm our business.

Our products must conform to industry standards and integrate smoothly with user systems in order to be accepted by customers in our markets.

We offer our software on a stand-alone basis and as part of a product in which we install our software onto third party hardware. Our current products are only one part of a storage system. All components of these systems must comply with the same industry standards in order to operate together efficiently. We depend on companies that provide other components of these systems to conform to industry standards. Some industry standards may not be widely adopted or implemented uniformly, and competing standards may emerge that may be preferred by OEM customers or end users. If other providers of components do not support the same industry standards as we do, if competing standards emerge or if our products are not easy to deploy or do not integrate smoothly with end user systems, our products may not achieve market acceptance, which would adversely affect our business.

Issues with the hardware on which our software products are installed could increase our support costs and result in lower sales of our products.

We deliver some of our products, both through our resellers and directly to end-users, installed on third party hardware. If the hardware does not function properly, our support costs will go up. We will have to arrange or pay for the repair or replacement of the broken hardware and we may have to increase the size of our support operations. Hardware reliability issues could also result in reputational harm to our company and could cause resellers and end-users to refuse to make purchases from us, even if our software products function properly.

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Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, and to interruption by man-made problems such as computer viruses or terrorism.

Our headquarters facilities contain redundant power supplies and generators. However, our domestic and foreign operations, and the operation of our strategic and OEM partners and others, remain susceptible to fire, floods, tornadoes, power loss, power shortages, telecommunications failures, break-ins and similar events. In addition, our servers are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems. Acts of terrorism or war could also cause disruptions in our or our customers’ businesses or the economy as a whole. To the extent that such disruptions result in delays or cancellations of customer orders, or delay the manufacture and shipment of our products, our business would be harmed.

Failure of IT and telecommunications systems for product sales and licensing could adversely impact our business and operating results.

The Company depends on IT and telecommunications systems for our operations. These systems support a variety of functions including data storage and retrieval, order processing, shipping, shipment tracking, billing, support center and internal information exchange around the globe. The Internet and individual websites have experienced a number of disruptions and slowdowns, some of which were caused by organized attacks. In addition, some websites have experienced security breakdowns. Security breakdowns, disruptions or breaches that compromise sensitive information, could harm our relationship with our customers. Our support centers are dependent upon telephone and data services provided by third party telecommunications service vendors and our IT and telecommunications system. Any significant increase in our IT and telecommunications costs or temporary or permanent loss of our IT or telecommunications systems could harm our relationships with our customers. The occurrence of any of these events could have an adverse effect on our operations and financial results.

Risks Related to Capitalization Matters and Corporate Governance

The share price of our common stock has been and will likely continue to be volatile.

The trading price of our common stock has been, and is likely to continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in these risk factors and elsewhere in our reports and other documents filed with the SEC, factors that may cause volatility in our share price include:

•	our ability to meet our working capital needs;

•	quarterly variations in operating results;

•	changes in financial estimates by us or securities analysts who may cover our stock or by our failure to meet the estimates made by securities analysts;

•	changes in market valuations of other similar companies;

•	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, divestitures, strategic relationships or joint ventures;

•	additions or departures of key personnel;

•	any deviations in net sales or in losses from levels expected by securities analysts;

•	unfavorable legal or regulatory rulings associated with the enforcement of our IP rights;

•	the realization of any of the risk factors presented in our 2014 annual report or other regulatory filings; and

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•	future sales of common stock, preferred stock, additional debt or credit facilities, or other transactions that provide the company additional liquidity.

Furthermore, the stock markets recently have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes, international currency fluctuations or political unrest, may negatively impact the market price of our common stock. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could harm our business.

If securities or industry analysts do not publish research or reports about our business, our stock price and trading volume could decline.

The trading market for our common stock may depend on the research and reports that industry or securities analysts publish about our business. We do not have any control over research and reports these analysts publish or whether they will be published at all. If one or more of the analysts who decide to cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

If our common stock is delisted, the market value of, and your ability to transfer or sell, shares of our common stock may be materially and adversely affected.

In order to maintain the listing of our common stock on the NASDAQ Capital Market, we are required to meet specified financial requirements, including requirements that we maintain a minimum closing bid price of at least $1.00 per share for our common stock and that we maintain one of the following three requirements (i) a minimum stockholders’ equity of $2,500,000, (ii) a minimum market value of listed common stock of $35,000,000, or (iii) net income from continuing operations of at least $500,000 in the most recent fiscal year or two of the last three fiscal years.

On January 29, 2013, we received a notice from The Nasdaq Stock Market notifying us that we were no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the NASDAQ Capital Market, and as of January 28, 2013 we did not meet the alternatives of market value of listed securities or net income from continuing operations. Our plan to address the deficiency included our March 2013 private placement. After our private placement, on April 2, 2013, the Nasdaq Listing Qualifications Department notified us that we had regained compliance with the minimum stockholders’ equity standard.

On September 18, 2013, we received a letter from the Nasdaq Listing Qualifications Department indicating that we no longer complied with the minimum stockholders’ equity requirement for continued listing on the NASDAQ Capital Market as a result of our stockholders’ equity of $(6.2) million as of July 31, 2013. Because we did not meet the alternatives of market value of listed securities or net income from continuing operations, we were not in compliance with the Nasdaq listing rules. On March 21, 2014, we received a notice from the Nasdaq Listing Qualifications Department that Nasdaq had determined to delist our common stock based on our failure to satisfy the minimum stockholders’ equity requirement for continued listing. Shortly thereafter, we requested a hearing before the Nasdaq Listing Qualifications Panel that stayed any delisting action. Following the closing of a private placement of our common stock and warrants in March and April 2014, we regained compliance with the minimum stockholders’ equity requirement and Nasdaq notified us that it had cancelled the hearing as moot following our regained compliance.

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As of October 31, 2014, we did not satisfy the minimum stockholders’ equity requirement for continued listing. If we do not meet the alternatives of market value of listed securities or net income from continuing operations, we may lose compliance with Nasdaq listing standards. If we lose compliance with Nasdaq listing standards and our common stock is delisted from the NASDAQ Capital Market, your ability to transfer or sell your shares of common stock may be limited and the market value of common stock may be materially adversely affected as a result of lower trading volumes or trade delays. Further, delisting from Nasdaq, or even the issuance of a notice of potential delisting, could also result in negative publicity, adversely affect our ability to raise additional capital, adversely affect the market liquidity of our securities, affect our ability to meet our liquidity needs and diminish investor, business partner and employee confidence.

We face a challenging liquidity environment and may require additional financing, which could be difficult to obtain on favorable terms or at all. Our failure to obtain necessary financing or doing so on unfavorable terms could adversely affect our results of operations.

We have historically relied on outside financing, cash flows from operations, and IP licensing and settlement revenue to fund our operations, capital expenditures and expansion. We currently face a difficult liquidity environment, and expect to require significant capital expenditures as we continue to introduce StrongBox into the marketplace. Expected revenue from our newly introduced StrongBox product has been slower to materialize than expected, as the selling cycle for StrongBox is longer than our other lines, limiting our cash provided by operations from sales of StrongBox. We also may require additional capital from equity or debt financings in the future to fund our operations, respond to competitive pressures or strategic opportunities or pursue our intellectual property monetization strategy.

We may not be able to secure timely additional financing arrangements on favorable terms, or at all. The terms of any additional financing may limit our financial and operating flexibility. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us if and when we require it, our ability to grow or support our business, to bring our products to market, to respond to business challenges and to pursue our intellectual property monetization strategy could be significantly limited.

Our system of internal controls may be inadequate.

We maintain a system of internal controls in order to ensure we are able to collect, process, summarize, and disclose the information required by the SEC within the time periods specified. Any system of controls, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system are met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Due to these and other inherent limitations of control systems, there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote. Additionally, public companies in the United States are required to review their internal controls under the Sarbanes-Oxley Act of 2002. If the internal controls put in place by us are not adequate or fail to perform as anticipated, errors could occur that would not be detected, which could require us to restate our consolidated financial statements, result in an adverse opinion on the effectiveness of our internal controls or require us to take other actions that will divert significant financial and managerial resources, as well as be subject to fines and/or other government enforcement actions. Furthermore, the price of our stock could be adversely affected and our investors could lose confidence in the accuracy and completeness of our financial reports.

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We do not presently intend to pay any cash dividends on or repurchase any shares of our common stock and our ability to pay dividends is limited by law and our other financing arrangements.

We do not presently intend to pay any cash dividends on our common stock. The Series F Convertible Preferred Stock has the right to receive dividends that accrue at a rate of 5.00% annually, are payable on June 30 and December 31 of each year, and are payable, at our option, in cash or common stock with reference to the volume-weighted-average price of our common stock on its principle trading market.

Except as required by the terms of our preferred stock, any payment of future dividends on our securities will be at the discretion of the Board and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations that our Board deems relevant. Cash dividend payments in the future may only be made out of legally available funds and, if we experience substantial losses, such funds may not be available. In addition, our credit agreement with Fortress prohibits us from paying dividends, making distributions or payments or redeeming, retiring or purchasing any of our capital stock and our shares of convertible preferred stock have dividend rights that rank senior to our common stock and include a covenant limiting our ability to pay dividends while at least 20% of the currently issued convertible preferred stock is outstanding. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment.

Our convertible preferred stock contains covenants that may limit our business flexibility.

Our convertible preferred stock contains covenants preventing us from taking certain actions without the approval of the holders of a majority or a super-majority of the convertible preferred stock, depending on the action as described below. The need to obtain the approval of holders of our convertible preferred stock before taking these actions could impede our ability to take certain actions that management or our Board believe to be in the best interests of our stockholders.

For as long as at least 20% of the shares of our convertible preferred stock issued in our March 2013 private placement are outstanding, we may not take any of the following actions, among others, without first obtaining the approval of the holders of at least a majority of the shares of convertible preferred stock then outstanding:

•	create a new class or series of equity securities or any other security convertible into equity securities ranking senior or pari passu to the convertible preferred stock with respect to voting, dividends, or liquidation rights;

•	amend, alter, or repeal any of our governing documents in a manner materially adverse to our convertible preferred stock;

•	declare or pay a dividend or distribution on any securities, including our common stock, prior to the payment of the dividends required to be paid to holders of our convertible preferred stock; or

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•	repurchase or otherwise acquire more than a de minimis number of shares of any class of securities junior to the convertible preferred stock (which includes our common stock), except with respect to (1) shares of common stock issued upon the conversion of shares of our convertible preferred stock or the exercise of warrants issued in our March 2013 private placement, or (2) repurchases of certain securities held by our departing officers and directors up to an aggregate maximum of $100,000.

For as long as at least 20% of the shares of our convertible preferred stock issued in our March 2013 private placement are outstanding, we also may not take any of the following actions, among others, without first obtaining the approval of the holders of at least 70% of the shares of convertible preferred stock then outstanding:

•	sell (outside the ordinary course) or hypothecate any of our current or future assets (other than for hypothecations pursuant to and consistent with our existing working capital arrangements); or

•	incur any new debt (including redeemable preferred stock), other than pursuant to our existing working capital relationship and trade debt incurred in the ordinary course of business;

However, the foregoing restrictions will not apply to:

•	any assignment, conveyance, disposition, encumbrance, hypothecation, pledge, lease, sale, transfer or other disposition our intellectual property that (1) generates net proceeds of at least $3 million and (2) does not cause a material adverse effect on us or our current and anticipated operations including our StrongBox line of products, and

•	license arrangements entered into in the ordinary course of business.

We cannot assure you that the holders of our convertible preferred stock would approve any such restricted action, even where we believe such an action would be in the best interests of our stockholders. Any failure to obtain such approval could limit our business flexibility, harm our business and result in a decrease in the value of our common stock or convertible preferred stock.

We do not have cumulative voting and a small number of existing stockholders exert significant control over our company, which could limit your ability to influence the outcome of stockholder votes.

Our stockholders do not have the right to cumulative votes in the election of our directors. Cumulative voting, in some cases, could allow a minority group to elect at least one director to our Board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Accordingly, the holders of a majority of the shares of common stock, present in person or by proxy, will be able to elect all of the members of our Board.

Our executive officers and directors, together with our largest stockholders, beneficially own a majority of our common stock as of April 30, 2015. As a result, these persons may be able to exercise significant influence over the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our charter or bylaws and the approval of mergers and other significant corporate transactions.

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From time to time we may make acquisitions. The failure to successfully integrate future acquisitions could harm our business, financial condition and operating results.

As a part of our business strategy, we have in the past and may make acquisitions in the future. We may also make significant investments in companies, products or technologies. If we fail to successfully integrate such acquisitions or significant investments, it could harm our business, financial condition, and operating results. Risks that we may face in our efforts to integrate any recent or future acquisitions include, among others:

•	failure to realize anticipated savings and benefits from the acquisition;

•	difficulties in assimilating and retaining employees;

•	potential incompatibility of business cultures;

•	coordinating geographically separate organizations;

•	diversion of management’s attention from ongoing business concerns;

•	coordinating infrastructure operations in a rapid and efficient manner;

•	the potential inability to maximize our financial and strategic position through the successful incorporation of acquired technology and rights into our products and services;

•	potential difficulties in monetizing or defending our intellectual property portfolio;

•	failure of acquired technology or products to provide anticipated revenue or margin contribution;

•	insufficient revenues to offset increased expenses associated with the acquisition;

•	costs and delays in implementing or integrating common systems and procedures;

•	reduction or loss of customer orders due to the potential for market confusion, hesitation and delay;

•	impairment of existing customer, supplier and strategic relationships of either company;

•	insufficient cash flows from operations to fund the working capital and investment requirements;

•	difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

•	the possibility that we may not receive a favorable return on our investment, the original investment may become impaired or we may incur losses from these investments;

•	dissatisfaction or performance problems with the acquired company;

•	the assumption of risks of the acquired company that are difficult to quantify, such as litigation;

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•	the cost associated with the acquisition; and

•	assumption of unknown liabilities or other unanticipated adverse events or circumstances.

Acquisitions present many risks, and we may not realize the financial and strategic goals that were contemplated at the time of any transaction. We cannot provide assurance that we will be able to successfully integrate any business, products, technologies or personnel that we may acquire in the future, and our failure to do so could harm our business, financial condition, and operating results.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the listing requirements of the NASDAQ Capital Market and other applicable securities rules and regulations. Compliance with these rules and regulations has increased and will continue to increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly, and increase demand on our systems and resources.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. For example, in 2010, the President signed into law the Dodd-Frank Act. Many aspects of the Dodd-Frank Act are subject to rulemaking and will take effect over several years, making it difficult to anticipate the overall financial impact on us. However, as we continue to review and monitor this new law and its associated regulations, we expect to incur additional operating costs that could have a material adverse effect on our financial condition and results of operations.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as regulatory and governing bodies provide new guidance. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

As a public company that is subject to these rules and regulations, we may find that it is more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board and qualified executive officers.

We are subject to risks related to the provision of employee health care benefits and recent health care reform legislation.

In March 2010, comprehensive health care reform legislation under the Patient Protection and Affordable Care Act and the Health Care Education and Affordability Reconciliation Act was passed and signed into law. Provisions of the health reform legislation become effective at various dates over the next several years, and many of the regulations and guidance with respect to the health care reform legislation have not been implemented. Due to the breadth and complexity of the health reform legislation, the lack of implementing regulations and interpretive guidance, and the phased-in nature of the implementation, it is difficult to predict the overall impact of the health reform legislation on our business over the coming years. Our results of operations, financial position and cash flows could be materially adversely affected due to this health reform legislation.

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Certain provisions in our charter documents and Delaware law could discourage takeover attempts and lead to management entrenchment.

Our certificate of incorporation and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our Board. These provisions include:

•	the rights of the holders of our convertible preferred stock to elect up to one director;

•	the rights of the holders of our convertible preferred stock to approve certain transactions and corporate actions;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the exclusive right of our Board to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our Board;

•	the ability of our Board to determine to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	a restriction against any direct or indirect transfers if the effect would be to increase the direct or indirect ownership of our common stock by any person from less than 4.99% to 4.99% or more of our common stock or increase the percentage of our common stock owned directly or indirectly by a person owning or deemed to own 4.99% or more of our common stock;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•	the requirement that a special meeting of stockholders may be called only by our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

•	advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

We are also subject to certain anti-takeover provisions under Delaware law. Under Delaware law, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the Board has approved the transaction.

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USE OF PROCEEDS

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the rights offering will be until the rights offering is completed, assuming all subscription rights are exercised, we estimate that the aggregate proceeds from the rights offering, before deducting estimated offering expenses, will be approximately $14 million. We intend to principally use the net proceeds of this offering to continue to fund our efforts related to the monetization of our intellectual property portfolio, including the costs of ongoing litigation and other proceedings. Pending the use of the proceeds for other purposes, we also may use a portion of our net proceeds to enhance liquidity and operational flexibility, including removing certain limitations placed on the non-’972 patents by repaying all or a portion of our existing indebtedness and certain other obligations under our agreements with Fortress, including the monetization call option payment required in order to relieve our obligations to Fortress to pay it a portion of proceeds from monetization of the non-’972 patents. We intend to use any remaining net proceeds from this offering for working capital and general corporate purposes. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We have not yet determined the manner in which we will allocate the net proceeds, and management will retain broad discretion in the allocation and use of the net proceeds, including the possibility of restructuring or repaying debt and related obligations. The amount and timing of these expenditures will vary depending on a number of factors, including the amount of any cash generated by our operations, competitive and technological developments and the rate of growth, if any, of our business. For more information, please see “Risk Factors.”

CAPITALIZATION

The following table sets forth our capitalization at April 30, 2015 and as adjusted to reflect the sale of 11,219,801 shares of our common stock, assuming all subscription rights are exercised, at the subscription price of $1.25 per share and the receipt of the net proceeds from the rights offering after deducting estimated offering expenses in the amount of $396,629. The table does not reflect the use of proceeds from the rights offering. The information presented in the table below should be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference into this prospectus.

	Actual as of April 30, 2015 (unaudited)	As Adjusted for Rights Offering
	(in thousands, except per share data)
Cash and cash equivalents and restricted cash	$5,050	$18,725
Long-term debt, excluding current portion and debt discount	$357	$357
STOCKHOLDERS’ EQUITY (DEFICIT):
5.0% Series F convertible preferred stock, $0.001 par value, 25,000,000 shares authorized, 3,041,257 shares issued and outstanding, net	3	3
Common stock, $0.001 par value, 75,000,000 shares authorized, 19,398,345 shares outstanding, actual, and approximately 30,618,146 shares outstanding, as adjusted	19	31
Additional paid-in capital	233,174	246,835
Accumulated other comprehensive loss	(79)	(77)
Accumulated deficit	(232,408)	(232,408)
Total stockholders’ equity (deficit)	709	14,384
Total capitalization	$1,066	$14,741

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PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is listed and traded on the NASDAQ Capital Market under the symbol “CRDS.” We had 19,398,345 shares of common stock outstanding and approximately 178 holders of record of the common stock at June 24, 2015. On June 24, 2015, the most recent practicable date before the date of this prospectus, the closing price of our common stock as reported on the NASDAQ Capital Market was $1.57 per share.

The table below sets forth the high and low daily closing price for the common stock of the Company for the periods indicated.

	Close Price
	High	Low
Fiscal Year Ending October 31, 2015
First Quarter	$2.95	$2.16
Second Quarter	$3.05	$2.07
Third Quarter(1)	$2.50	$1.45

Fiscal Year Ending October 31, 2014
First Quarter	$3.45	$1.00
Second Quarter	$3.00	$2.02
Third Quarter	$3.71	$1.62
Fourth Quarter	$3.10	$1.80

Fiscal Year Ended October 31, 2013
First Quarter	$3.55	$2.06
Second Quarter	$2.49	$1.45
Third Quarter	$2.45	$1.55
Fourth Quarter	$1.76	$0.69

______________

(1)	Reflects trading activity through June 24, 2015.

The foregoing table shows only historical comparisons. These comparisons may not provide meaningful information to you in determining whether to purchase shares of common stock in this rights offering. You are urged to obtain current market quotations for our common stock and to review carefully the other information contained in this prospectus.

We have never paid cash dividends on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of dividends will be made at the discretion of our Board and will depend upon our operating results, financial condition, capital requirements, general business conditions and other factors that the Board deems relevant. Our debt instruments restrict us from paying cash dividends and also place limitations on our ability to repurchase our common stock.

THE RIGHTS OFFERING

The following describes the rights offering in general and assumes, unless specifically provided otherwise, that you are a record holder of our common stock on the record date. If you hold your shares in a brokerage account or through a broker, dealer, custodian bank or other nominee, please also refer to “—Method of Exercising Subscription Rights—Subscription by Beneficial Owners.”

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The Subscription Rights

We are distributing to holders of shares of our common stock as of 5:00 p.m., Eastern Time, on July 6, 2015, which is the record date for the rights offering, at no charge, non-transferable subscription rights to purchase shares of our common stock at $1.25 per share. Each holder of record of our common and preferred stock will receive one subscription right for each share of our common stock owned by such holder as of 5:00 p.m., Eastern Time, on the record date. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege (each, as described below). The subscription rights entitle the holders of our common and preferred stock to purchase an aggregate of 11,219,801 shares of our common stock for an aggregate purchase price of approximately $14 million. The shares to be issued in the rights offering, like our existing shares of common stock, will be traded on the NASDAQ Capital Market under the symbol “CRDS.”

Basic Subscription Right. The basic subscription right provides the holder of the subscription right the opportunity to purchase 0.50 shares of our common stock at subscription price of $1.25 per share, subject to delivery of the required documents and payment of the subscription price prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription right or you may choose not to exercise any subscription rights at all. However, if you exercise less than your full basic subscription rights, you will not be entitled to purchase shares under the over-subscription privilege.

Over-Subscription Privilege. Subject to the allocation described below, each basic subscription right also grants the holder an over-subscription privilege to purchase additional shares of our common stock that are not purchased by other rights holders pursuant to their basic subscription rights. You are entitled to exercise your over-subscription privilege only if you exercise your basic subscription right in full.

If you wish to exercise your over-subscription privilege, you should indicate the number of additional shares that you would like to purchase in the space provided on your rights certificate, as well as the number of shares that you beneficially own without giving effect to any shares to be purchased in this offering. When you send in your rights certificate, you must also send the full subscription price in cash for the number of additional shares that you have requested to purchase (in addition to the payment in cash due for shares purchased through your basic subscription right). If an insufficient number of shares is available to fully satisfy all over-subscription requests, the available shares will be distributed proportionately among stockholders who exercised their over-subscription privileges based on the number of shares each stockholder subscribed for under their basic subscription rights, subject to the NOL Protection Mechanics.

Also, we have NOL Protection Mechanics in place to preserve our ability to utilize our NOLs, including the ability to limit the amount of shares that certain stockholders may subscribe for. Stockholders who currently own more than, or who would increase their current holdings of our common stock from fewer than 967,976 shares to greater than 967,976 shares of our outstanding common stock by virtue of the exercise of their basic subscription rights and/or over-subscription privileges in this rights offering, may not be able to over-subscribe to the extent otherwise allowable. We will only permit such stockholders to participate in this offering up to such amounts as will not jeopardize our NOLs.

We will reduce the amount of a subscription or an over-subscription exercise by the amount necessary in our sole discretion to preserve our NOLs against future taxable income. The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period.

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As soon as practicable after the expiration date, the subscription agent will determine the number of shares of common stock that you may purchase pursuant to the oversubscription right. You will receive certificates representing these shares as soon as practicable after the expiration date and after all allocations and adjustments have been effected. If you request and pay for more shares than are allocated to you, we will refund the overpayment, without interest or deduction. In connection with the exercise of the over-subscription privilege, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights exercised, and the number of shares of common stock requested through the over-subscription privilege, by each beneficial owner on whose behalf the nominee holder is acting.

Reasons for the Rights Offering

We are engaging in the rights offering to raise equity capital principally to continue to fund our efforts related to the monetization of our intellectual property portfolio, including the costs of ongoing litigation and other proceedings, repayment of debt and for working capital purposes as described further under “Summary—Our Direction and Strategy” above. The Board has chosen, as recommended by management, to raise capital through a rights offering to give all our stockholders the opportunity to limit ownership dilution by buying additional shares of common stock. The Board also considered several alternative capital raising methods prior to concluding that the rights offering was the appropriate option under the current circumstances. The Board believes that the rights offering will strengthen the Company’s financial condition by generating additional cash and increasing its capital position so as to continue funding its ongoing litigation and other proceedings. In addition, the Board does not expect this rights offering to adversely impact the value of the Company’s NOLs. For additional information on our NOLs, please see “Summary—Net Operating Loss Carryforward.” Based on its consideration of these factors, the information and analyses regarding the rights offering prepared by management and the recommendation of management that the rights offering is in the best interests of the Company in light of the information available to management, and the additional information and documentation reviewed by the Board, the Board approved the rights offering and determined that the rights offering is in the best interests of the Company and its stockholders. However, the Board is not making any recommendation regarding your exercise of the subscription rights. We cannot assure you that we will not need to seek additional financing or engage in additional capital offerings in the future or that the rights offering will raise sufficient capital to finance our ongoing litigation and other proceedings.

Determination of Subscription Price

In determining the subscription price, the Special Committee considered a number of factors, including: the price at which our stockholders might be willing to participate in the rights offering; historical and current trading prices for, and the liquidity of, our common stock; the likely cost of capital and the Company’s ability to access such capital; the impact of the rights offering on the Company’s NOL position; and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the Special Committee also reviewed our history and prospects, including our past and present earnings and losses, our prospects for future earnings, our current financial condition and market conditions. The Board did not request and has not received a fairness opinion regarding the subscription price. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering.

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We cannot assure you that the market price of our shares of common stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our common stock before exercising your subscription rights.

Method of Exercising Subscription Rights

One non-transferable subscription right is being distributed for each share of our common stock and each share of our preferred stock that you owned as of 5:00 p.m., Eastern Time, on July 6, 2015, the record date for the rights offering. The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders. If you are a registered holder of shares of our common stock or preferred stock, the number of subscription rights you may exercise is indicated on the enclosed rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to the subscription agent at the address set forth below under “ —Subscription Agent,” to be received prior to 5:00 p.m., Eastern Time, on July 28, 2015, the expiration date for the rights offering.

Subscription by Beneficial Owners. If you are a beneficial owner of shares of our common stock that are registered in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. Instead, one subscription right will be issued to the nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares of our common stock in the rights offering.

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, July 28, 2015, the expiration date for the rights offering.

Payment Method

As described in the instructions accompanying the rights certificate, all payments submitted to the subscription agent must be made in full United States currency by:

•	check or bank draft payable to American Stock Transfer & Trust Company, LLC, the subscription agent, drawn upon a United States bank; or

•	wire transfer to American Stock Transfer & Trust Company, LLC, the subscription agent.

Payment will be deemed to have been received by the subscription agent only upon the subscription agent’s receipt of any certified check, bank check or wire transfer or, in the case of an uncertified personal check, receipt and clearance of such check.

Please note that funds paid by uncertified personal check may take at least seven business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the subscription agent receives cleared funds before that time. In order to ensure timely receipt of funds, we urge you to consider payment by means of a certified check, bank check, bank draft or money order.

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Your subscription rights will not be successfully exercised unless the subscription agent actually receives from you, your custodian bank, broker, dealer or other nominee, as the case may be, all of the required documents and your full subscription price payment (and your payment has cleared) prior to 5:00 p.m., Eastern Time, on July 28, 2015, the scheduled expiration date of the rights offering.

You should read and follow the instructions accompanying the rights certificate carefully. As described in the instructions accompanying the rights certificate, in certain cases additional documentation or signature guarantees may be required.

The method of delivery of payments of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure timely delivery to the subscription agent. Do not send or deliver these materials to us.

There is no sales fee or commission payable by you in connection with the issuance of subscription rights or the issuance of shares of common stock if you exercise your subscription rights (other than the subscription price). We will pay all fees charged by the subscription agent. However, if you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any other commissions, fees, taxes or other expenses your nominee may charge you in connection with the exercise of the subscription rights.

Medallion Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	you provide on the rights certificate that shares are to be delivered in your name and to your address of record, as imprinted on the face of the rights certificate; or

•	you are an eligible institution.

Delivery to any address or by a method other than those set forth above does not constitute valid delivery.

Limit on How Many Shares of Common Stock You May Purchase in the Rights Offering

In addition to any limitation resulting from allocation of over-subscription shares, in order to protect the Company from loss of its NOLs and ensure compliance with the Company’s NOL Rights Plan, a person or entity, together with related persons or entities, may not exercise subscription rights (including the over-subscription privilege) to purchase shares of our common stock in this rights offering that would result in such person or entity, together with any related persons or entities, owning more than 967,976 shares of common stock upon the consummation of the rights offering (or in the case of holders owning over 967,976 shares of common stock immediately prior to the rights offering, increasing their ownership upon the consummation of the rights offering), unless otherwise determined by the Company to not have an unfavorable effect on our ability to preserve our NOLs. Without limiting the foregoing, we do not intend to accept any subscriptions pursuant to the basic subscription right or over-subscription privileges if we believe such subscriptions or over-subscriptions may have an unfavorable effect on our ability to preserve our NOLs. See “The Rights Offering—NOL Protection Mechanics.”

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Missing or Incomplete Subscription Information

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms you submit, the payment received will first be applied, to the fullest extent possible based on the amount of the payment received, to exercise your basic subscription rights and will thereafter be applied, to the fullest extent possible based on the amount of excess payment received, to exercise your over-subscription privilege, if applicable, subject to the availability of over-subscription shares.

Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty, following the expiration of the rights offering.

If you deliver your rights certificate and other documents or payment in a manner different from that described in this prospectus, we may not honor the exercise of your subscription rights.

Expiration Date

The period during which you may exercise your subscription rights expires at 5:00 p.m., Eastern Time, on July 28, 2015. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our common stock to you if the subscription agent receives your rights certificate or your subscription payment after that time. We have the option to extend the rights offering without notice to you. In no event will the expiration date be later than August 28, 2015. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than the next business day after the Board extends the rights offering.

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, July 28, 2015, expiration date for the rights offering.

Conditions, Withdrawal and Termination

We reserve the right to withdraw the rights offering at any time for any reason. In addition, we may terminate the rights offering if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of the Board would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. If we cancel the rights offering, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Subscription Agent

American Stock Transfer & Trust Company, LLC, the subscription agent, will maintain the list of subscriptions and calculate any necessary allocations of over-subscription privileges. We will pay all fees and expenses of the subscription agent related to the rights offering and have also agreed to indemnify the subscription agent from certain liabilities that it may incur in connection with the rights offering. If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your rights certificate and other documents and subscription payment to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to Crossroads.

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If delivering by hand, express mail, courier, or other expedited service:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

If delivering by mail:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
P.O. Box 2042
New York, New York 10272-2042

Information Agent

The information agent for this rights offering is InvestorCom, Inc. We will pay all fees and expenses of the information agent related to the rights offering and have also agreed to indemnify the subscription agent from certain liabilities that it may incur in connection with the rights offering. The information agent can be contacted at the following address and telephone number:

InvestorCom, Inc.

65 Locust Avenue, New Canaan, CT 06840

Telephone: (203) 972-9300

Toll Free (877) 972-0090

Fax: (203) 966-6478

E-mail: info@investor-com.com

No Fractional Shares

We will not issue fractional shares in connection with the rights offering. Fractional shares of our common stock resulting from the exercise of the basic subscription rights or over-subscription privileges will be eliminated by rounding down to the nearest whole share. Any excess subscription payments received by the subscription agent will be returned promptly, without interest, following expiration of the rights offering.

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Notice to Nominees

If you are a custodian bank, broker, dealer or other nominee who holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial holder so instructs, you should complete the rights certificate and submit it to the subscription agent together with the form entitled “Nominee Holder Election Form” and with the proper payment. We will provide the Nominee Holder Election Form to you with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the Nominee Holder Election Form.

In the case of subscription rights that you hold of record on behalf of others through the DTC, those subscription rights may be exercised by instructing DTC to transfer the subscription rights from your DTC account to the subscription agent’s DTC account, and by delivering to the subscription agent the required certification as to the number of shares subscribed for pursuant to the exercise of the subscription rights of the beneficial owners on whose behalf you are acting, together with payment of the full subscription price.

Beneficial Owners

If you are a beneficial owner of shares of our common stock and will receive your subscription rights through a custodian bank, broker, dealer or other nominee, we will ask your nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your custodian bank, broker, dealer or other nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the 5:00 p.m., Eastern Time, July 28, 2015, expiration date.

Non-Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. The subscription rights will not be listed for trading on the NASDAQ Capital Market or any other stock exchange or market. The shares of our common stock issuable upon exercise of the subscription rights will be listed on the NASDAQ Capital Market under the ticker symbol “CRDS.”

Validity of Subscriptions

We will resolve, in our sole discretion, all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither Crossroads nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

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Escrow Arrangements; Return of Funds

American Stock Transfer & Trust Company, LLC, the subscription agent, will hold funds received in payment for shares of our common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn or terminated. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned to subscribers, without interest or penalty, as soon as practicable.

Uncertificated Shares of Common Stock

All shares of our common stock that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering, the subscription agent will arrange for issuance to each subscription rights holder of record that has validly exercised its subscription rights the shares of common stock purchased in the rights offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your rights in order to comply with state securities laws.

Rights of Subscribers

You will have no rights as a stockholder with respect to the shares of our common stock purchased in the rights offering until your account, or your account at your broker, dealer, custodian bank or other nominee, is credited with such shares.

Foreign Stockholders

We will not mail this prospectus or rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 5:00 p.m., Eastern Time, at least three business days prior to the expiration of the rights offering (or, if the rights offering is extended, on or before three business days prior to the extended expiration date) and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

No Revocation or Change

All exercises of subscription rights are irrevocable. Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid, unless we are required by law to grant revocation rights, even if the market price of our common stock falls below the $1.25 per share subscription price or you learn information about us or the rights offering that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of our common stock offered pursuant to the rights offering.

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Material U.S. Federal Income Tax Treatment of Rights Distribution

The receipt and exercise of subscription rights by common stockholders should generally not be taxable for U.S. federal income tax purposes. You should seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

The Board is not making any recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot predict the price at which our shares of common stock will trade and, therefore, we cannot assure you that the market price for our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of the risks related to the rights offering and the risks involved in investing in our common stock.

NOL Protection Mechanics

Our ability to utilize our NOLs against future taxable income, if any, could be substantially reduced if we were to undergo an “ownership change” within the meaning of Section 382 of the Code. Section 382 generally restricts the use of an NOL after an “ownership change” to an annual amount equal to the value of the company (generally measured by the value of its outstanding stock) multiplied by the long-term tax-exempt rate. An “ownership change” is generally a more than 50 percentage point increase in stock ownership, during a moving 3-year testing period, by “5% shareholders”. In determining ownership, certain attribution provisions and constructive ownership provisions apply, including the following:

•	Any family group consisting of an individual, spouse, children, grandchildren and parents are treated as one person. Note that an individual can be treated as a member of several different family groups. For example, your family group would include your spouse, children, father and mother, but your mother’s family group would include her spouse, all her children and her grandchildren.

•	Any common stock owned by any entity will generally be attributed proportionately to the ultimate owners of that entity. Attribution will also occur through tiered entity structures.

•	Any persons or entities acting in concert or having a formal or informal understanding among themselves to make a coordinated purchase of common stock will be treated as one stockholder.

•	Ownership may not be structured with an abusive principal purpose of avoiding these rules.

We have the right, in our sole and absolute discretion, to limit the exercise of subscription rights or over-subscription privileges, including instructing the subscription agent to reduce the amount of a subscription or an over-subscription exercise by the amount necessary in our sole discretion to preserve our NOLs against future taxable income.

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In order to protect against an unexpected “ownership change” for federal income tax purposes, we have implemented the following NOL Protection Mechanics whereby each stockholder will either make the representation set forth in the first bullet point below or, in the alternative, follow the procedures set forth in the second, third and fourth bullet points below:

•	by purchasing shares of common stock, each subscriber will represent to us that they will not be, after giving effect to its basic subscription rights and/or over-subscription privileges, an owner, either direct or indirect, record or beneficial, or by application of Section 382 attribution provisions summarized above, of more than 967,976 shares of our common stock;

•	if an exercise of basic subscription rights and/or over-subscription privileges would result in the subscriber owning more than 967,976 shares of our common stock, the subscriber must notify the subscription agent at the telephone number set forth under the heading “The Rights Offering—Subscription Agent”;

•	if requested, each subscriber will be required to provide us with additional information regarding the amount of common stock that the subscriber owns;

•	we have the right to instruct the subscription agent to reduce the amount of a subscription or an over-subscription exercise by the amount necessary in our sole discretion to preserve our NOLs against future taxable income;

The foregoing NOL Protection Mechanics and following representations are binding and enforceable solely against stockholders who properly execute the subscription certificate and relate solely to the exercise of rights in this rights offering. All stockholders who have not properly executed the subscription certificate and agreed to the representations contained therein prior to the expiration date will not participate in the rights offering and will have their rights expire unexercised.

By signing the subscription certificate and exercising rights in the rights offering, you agree that:

•	the NOL Protection Mechanics are valid, binding and enforceable against you;

•	any purported exercise of rights in violation of the NOL Protection Mechanics section will be void and of no force and effect; and

•	we have the right to void and cancel (and treat as if never exercised) any exercise of rights, and shares issued pursuant to an exercise of rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.

Stockholders that currently hold in excess of 4.99% of our outstanding common stock (967,976 shares) may be permitted to participate in the rights offering up to such amounts as will not jeopardize the Company’s NOLs.

If you attempt to exercise your subscription rights or over-subscription privileges and as a result of the limitations set forth herein, we are unable to issue you the full amount of shares of common stock requested, we will return to you any additional funds submitted promptly, without interest or deduction, and will allocate the additional shares to all other stockholders who are not so limited and who have properly exercised their subscription rights or over-subscription privileges. Such other stockholders shall receive the additional shares in proportion to the number of shares each such other stockholder purchased through their basic subscription rights compared to the shares purchased by the remaining other stockholders purchased through their basic subscription rights, subject to the NOL Protection Mechanics.

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Illustration of Protection Mechanics

Upon receipt by the stockholders of record as of the prospectus and subscription materials relating to the rights offering, each stockholder will decide whether he, she or it will elect to exercise their basic subscription rights and any over-subscription privileges that may be available.

Stockholders who seek to exercise their basic subscription rights and/or over-subscription privileges and (i) currently own fewer than 967,976 shares and (ii) know that they will not exceed 967,976 shares as a result of exercise of basic subscription rights and over-subscription privileges, will sign the subscription rights certificate and thereby represent to the Company, among other things, that they will not be, after giving effect to the purchase of the common stock, an owner, either direct or indirect, record or beneficial, or by application of Section 382 attribution provisions, of more than 967,976 shares of the Company’s common stock.

Stockholders who seek to exercise their basic subscription rights and/or over-subscription privileges and either (i) own 967,976 shares or more prior to the rights offering, or (ii) as a result of exercising their basic subscription rights and/or over-subscription privileges will own over 967,976 shares (collectively, the “Protection Stockholders”), will need to comply with the following NOL Protection Mechanics:

•	the Protection Stockholder must notify the subscription agent at the telephone number set forth under the heading “Subscription Agent”; and

•	the Protection Stockholder will be required to provide the Company with (i) his, her or its history of share ownership of the past three years, (ii) the date of their first purchase of Company stock, and (iii) such other information as may be requested.

In the event that a stockholder does not verify that he, she or it is not currently the holder of 967,976 shares of the Company’s stock or will not exceed that number of shares through the exercise of his, her or its basic subscription rights and over-subscription privileges, or, in the case of a Protection Stockholder, furnish the requested information, the Company may, in its sole discretion, refuse to permit the exercise of that stockholder’s subscription rights or over-subscription privileges. Furthermore, the Company has the right to reduce the amount of a subscription or an over-subscription exercise by the amount necessary in our sole discretion to preserve our NOLs against future taxable income.

Upon the receipt of such information, the Company will then allocate shares of common stock issuable upon the exercise of the basic subscription rights to all stockholders, including Protection Stockholders, who have properly subscribed for their basic subscription rights. Following the allocation of shares pursuant to the exercise of basic subscription rights, the Company will then allocate the over-subscription privileges as if the limits in place to protect the Company’s NOLs were not in place. This will be done by reducing the total number of shares available by the number of shares subscribed by stockholders through their basic subscription rights. The shares remaining after this allocation to the basic subscription exercises will then be made available to all stockholders who exercise their over-subscription privileges in proportion to the number of shares subscribed by each stockholder under his, her or its basic subscription right to the total shares acquired through the exercise of the basic subscription rights. The Company will then compare this list of tentative over-subscriptions with the list of Protection Stockholders to ensure that all Protection Stockholders have been identified.

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How the Section 382 Testing Rules Operate

Section 382 of the Code generally provides that following the occurrence of an “ownership change”, certain tax attributes of a loss corporation will have limited ability to offset taxable income in the post change period. An ownership change generally occurs if there has been a 50-percentage point increase in the stock of the loss corporation which is held by certain stockholders or groups of stockholders known as “5% shareholders.” This testing is done at various points in time by comparing the percentage of the loss company stock at a particular point in time (a “Testing Date”) with the lowest percentage held by that stockholder in the three year period preceding that Testing Date. The issuance of shares pursuant to the exercise of the Company’s subscription rights will be a Testing Date for purposes of Section 382 of the Code.

For these purposes, a “5% shareholder” includes not only an individual or entity that has a direct 5% or more interest in the stock of the loss corporation but also certain aggregated groups of stockholders who each own less than 5% of the loss corporation’s stock. An aggregated group of small stockholders is generally determined by the method by which those stockholders acquire the loss company stock. Loss corporations frequently have more than one aggregated group of stockholders. As a rule of administrative convenience, the Treasury regulations do not require that the loss corporation identify which specific individuals or entities are included within each group. It is also unnecessary to track whether an individual within a particular aggregated groups sells his shares or buys additional shares, unless the purchase results in that individual stockholder owning 5% or more of the loss corporation stock (in which case, the stockholder ceases to be a member of an aggregated group and becomes a separate “5% shareholder”). The significance of this is that on any Testing Date, the loss corporation will generally be concerned primarily with changes in the stock ownership of specifically identified stockholders who directly own 5% or more of its stock.

Over-subscriptions by Stockholders Other than Protection Stockholders

As noted above, Section 382 of the Code does not generally require that the Company calculate the percentage ownership increase of those stockholders who do not, as of the Testing Date or any date during the three year period ending on the Testing Date, own 5% or more of the Company’s stock. Accordingly, it is irrelevant for Section 382 purposes whether a stockholder other than a Protection Stockholder has actually increased his, her or its percentage interest in the Company as long as that particular stockholder does not become a direct 5% or more stockholder. Oversubscriptions by stockholders other than Protection Stockholders will not cause an increase in the percentage interest held by those stockholders for Section 382 purposes and will not therefore be taken into account in determining the Section 382 ownership change threshold. Since those stockholders need not be separately tracked, the Company need only know that none of these stockholders has pierced the 5% threshold.

Subscriptions by Protection Stockholders

It is necessary for Section 382 purposes to track the stock ownership of all direct 5% or more stockholders in the Company, and special procedures have been adopted to accomplish that objective. To calculate the amount of shares a Protection Stockholder will be able to acquire in the rights offering as will not jeopardize the Company’s NOLs, the Company will first take into account the basic subscriptions by all stockholders and the over-subscriptions that are actually subscribed by non-Protection Stockholders. In order to determine the number of shares that any Protection Stockholder may acquire, it will also be necessary to determine if any of the Protection Stockholders will not own 5% or more of the Company’s stock after all the shares are issued pursuant to the rights offering. If a Protection Stockholder (i.e. a stockholder who prior to the rights offering owned at least 967,976 shares or would own more than 967,976 shares after his tentative subscription) does not own 5% or more of the Company’s stock after the share issuance pursuant to the rights offering, then that stockholder will not be a “5% shareholder” for Section 382 purposes and the shares issued to him, her or it will not be counted in determining whether the stockholders of the Company have increased their percentage interest by more than 50 percentage points.

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If a Protection Stockholder does own 5% or more of the Company’s stock after his, her or its tentative exercise of the subscription rights, it will be necessary to compare that stockholder’s percentage interest in the Company after his, her or its tentative exercise of the subscription rights to that stockholder’s lowest percentage interest in the Company within the three year period ending with the Testing Date (i.e. the date that the shares are granted pursuant to the rights offering). The percentage increase by that stockholder, as well as the percentage increase by every other stockholder that owns more than 5% of the stock of the Company after the rights offering shares are issued, will be aggregated. If the aggregate increase by each of these 5% shareholders over the three-year testing period is 50% or less, then the issuance of the shares to such stockholders will not jeopardize the Company’s NOLs and capital loss carryovers. If the aggregate increase by these 5% shareholders is greater than 50% after the tentative exercise of those stockholder’s subscription rights, then the tentative subscriptions of those 5% shareholders will be proportionately reduced to a level that will not violate the 50% threshold. The Company reserves the right, in its absolute discretion, to reduce the tentative subscriptions to a level that does not jeopardize the Company’s NOLs.

Shares of Our Common Stock Outstanding After the Rights Offering

As of June 24, 2015, we had 19,398,345 shares of our common stock issued and outstanding. Assuming no additional shares of common stock are issued by the Company prior to consummation of the rights offering and assuming all shares are sold in the rights offering, we expect approximately 30,618,146 shares of our common stock will be outstanding immediately after completion of the rights offering.

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in the rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our certificate of incorporation, our bylaws and applicable provisions of law. We have summarized certain portions of the certificate of incorporation and bylaws below. The summary is not complete. The certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the certificate of incorporation and bylaws for the provisions that are important to you.

General

The Company’s authorized capital stock consists of 100,000,000 shares, with a par value of $0.001 per share, of which 75,000,000 shares are designated as common stock and 25,000,000 shares are designated as preferred stock. As of April 30, 2015, 19,398,345 shares of common stock were issued and outstanding and 3,041,257 shares of 5.0% Series F convertible preferred stock (“Series F Preferred Stock”) were issued and outstanding. In addition, as of April 30, 2015, warrants to purchase a total of 7,085,406 shares of common stock and options to purchase a total of 3,284,918 shares of common stock were outstanding. Of the outstanding options, 2,289,845 were vested and exercisable.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CRDS.”

Common Stock

Each share of common stock has one vote on each matter submitted to a vote of our stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our Board out of funds legally available therefor. In the event we dissolve, holders of common stock are entitled to share ratably the net assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Board has the authority to issue from time to time the preferred stock in one or more series, to fix the number of shares of any such series and the designation thereof and to fix preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption granted to or imposed upon such preferred stock, including dividend rate, rights and terms of redemption, sinking fund terms, if any, rights in the event of liquidation, dissolution or winding-up or any other relative rights, powers, preferences, qualifications, limitations or restrictions, any or all of which may be greater than or senior to the rights of the common stock, subject to approval under certain circumstances of our preferred stockholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments and payments upon liquidation. Such issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock or even the ability to issue preferred stock could have the effect of delaying, deterring or preventing a change in control.

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5.0% Series F Convertible Preferred Stock and Warrants Issued in our March 2013 Private Placement

March 2013 Private Placement

On March 22, 2013, we entered into a securities purchase agreement with certain accredited investors for the issuance and sale in a private placement of 4,231,154 units at a purchase price of $2.0625 per unit for net proceeds of approximately $7.9 million after placement fees. We also issued warrants to purchase 167,176 shares of our common stock, par value $0.001 per share, to the designees of the placement agent as part of its fees. The closing of the private placement occurred on March 28, 2013.

Each unit consists of one share of 5.0% Series F Preferred Stock, and warrants to purchase shares of common stock equal to one-half of the number of shares of our Series F Preferred Stock purchased, at an exercise price of $2.00 per whole share. We used the net proceeds of the private placement for general working capital purposes.

On February 28, 2013, we issued promissory notes to two investors, referred to as the “noteholders,” for an aggregate principal amount of $550,000. Pursuant to the terms of the promissory notes, both noteholders had the right to convert the outstanding amounts under their promissory notes into units at a discount of 15% to the issue price of the units. Each noteholder exercised this right and received 188,235 units, for the noteholder converting $330,000 of promissory notes and interest, and 156,863 units, for the noteholder converting $275,000 of promissory notes and interest.

The descriptions of the purchase agreement, the registration rights agreement, the Certificate of Designation for the Series F Preferred Stock, the warrants and the transactions contemplated therein in this prospectus are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits to the registration statement of which this prospectus is a part. These agreements and instruments are not intended to provide any other factual information about us. The transaction documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and securityholders should not rely on the representations and warranties as characterizations of the actual state of facts because they are made only as of the respective dates of such documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of such documents, and such subsequent information may not be fully reflected in our public disclosures.

5.0% Series F Convertible Preferred Stock

Pursuant to the Series F purchase agreement, we issued an aggregate of 4,231,154 shares of our Series F Preferred Stock to the investors. The Series F Preferred Stock has the rights, qualifications, limitations and restrictions set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on March 28, 2013 (the “Certificate of Designation”). The Certificate of Designation authorizes for issuance up to 4,500,000 shares of Series F Preferred Stock, with 3,750,000 shares designated as “Sub-Series F-1” and 750,000 shares designated as “Sub-Series F-2.”

As of April 30, 2015, 1,189,907 shares of Series F Preferred Stock have been converted into common stock at the option of the holders and 3,041,257 shares of Series F Preferred Stock remain outstanding.

Conversion Rights

Under the Certificate of Designation, each share of Series F Preferred Stock is initially convertible into one share of common stock plus the number of shares of common stock determined by dividing the amount (if any) of accrued but unpaid dividends on the Series F Preferred Stock by the conversion price, which is initially $2.0625 per share and subject to adjustment as described below. Each share of Series F Preferred Stock may be converted:

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•	at the option of the holder at any time; or

•	at our option within one trading day after any such time that:

o	the common stock trades for a price that exceeds three times the conversion price;

o	there is an effective registration statement for the resale of all of the shares of common stock issuable upon conversion of the Series F Preferred Stock and upon exercise of the warrants or all of the shares issuable upon conversion or exercise may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements; and

o	the average daily trading volume of the common stock exceeds 100,000 shares for 20 consecutive trading days.

The right of holders of Series F Preferred Stock to convert the Series F Preferred Stock is subject to a 9.99% beneficial ownership limitation for holders of Sub-Series F-1 and a 4.99% beneficial ownership limitation for holders of Sub-Series F-2. These beneficial ownership limitations may be increased or decreased by a holder of Sub-Series F-1 to any percentage not in excess of 19.99% after providing notice of such increase or decrease to us.

Dividend Rights

Dividends on the Series F Preferred Stock accrue at an annual rate of 5.0% of the original issue price and are payable on a semi-annual basis.

Pursuant to the terms of the Certificate of Designation, the rate at which dividends accrue was increased to an annual rate of 12.0% from July 26, 2013 (120 days after the original issue date of the Series F Preferred Stock) until September 19, 2013 (the date on which the registration statement registering common stock underlying the Series F Preferred Stock became effective). At that time, the dividend rate reverted to an annual rate of 5.0%. We may elect to satisfy our obligation to pay semi-annual dividends in cash, by distribution of common stock or a combination thereof, in our discretion.

If we determine to pay any dividends in shares of common stock, the number of shares payable will be the quotient of the amount of the cash dividend per share of Series F Preferred Stock to be paid in shares of common stock divided by the average of the VWAPs for the thirty (30) consecutive trading days ending on the trading day that is immediately prior to the applicable dividend payment date.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies:

•	if the common stock is then listed or quoted on a trading market, the daily volume weighted average price of the common stock for that date;

•	if the common stock is not then listed or quoted for trading on a trading market and if prices for the common stock are then reported in the Pink Sheets or a similar organization or agency succeeding to its functions of reporting prices, the most recent bid price per share of the common stock so reported; or

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•	in all other cases, the fair market value of a share of common stock as determined by an independent appraiser selected in good faith by the holders of a majority of the Series F Preferred Stock.

Voting Rights

Subject to the beneficial ownership limitations, holders of the Series F Preferred Stock will be entitled to vote together with the holders of common stock, and not as a separate class, on an as-converted basis, except as otherwise required by Delaware law and the Certificate of Designation and except for certain corporate actions for which holders of the Series F Preferred Stock will vote as a separate class.

For as long as at least 90% of the aggregate number of shares of Sub-Series F-1 issued on the Original Issue Date are outstanding, the holders of such Sub-Series F-1, voting as single class, will be entitled to elect two directors. If less than 90%, but at least 20%, of the shares of Sub-Series F-1 are outstanding, these holders, voting as a single class, will be entitled to elect one director. The holders of Sub-Series F-2 will not be entitled to vote on the directors elected by the holders of Sub-Series F-1.

As of the date hereof, less than 90% of the aggregate number of shares of Sub-Series F-1 are outstanding, as the remainder have been voluntarily converted into common stock at the option of the holders. Therefore, the holders of Sub-Series F-1 shares are entitled to elect one director to our Board.

Anti-Dilution Protection

The Certificate of Designation contains customary anti-dilution protection for proportional adjustments (e.g. stock splits). The Series F Preferred Stock previously included an anti-dilution provision that would adjust the conversion price of the Series F Preferred Stock to the issue price of any equity securities we issued at a price less than $2.0625 per share, subject to certain exceptions. This type of provision is commonly referred to as a “full-ratchet” anti-dilution provision. This “full-ratchet” provision is no longer in effect as it was removed from the Certificate of Designation on March 14, 2014 by the requisite approval of the holders of shares of our common stock and Series F Preferred Stock.

Ranking

The Series F Preferred Stock ranks senior to the common stock and each other class or series of our capital stock, whether common, preferred or otherwise, with respect to distributions of dividends and distributions upon our liquidation, dissolution or winding up.

Warrants

Exercisability

Pursuant to the Series F purchase agreement, we issued to the investors warrants to purchase an aggregate of 2,115,578 shares of common stock. In addition to the warrants issued to the investors, we also issued warrants to purchase 167,176 shares of common stock to the designees of the placement agent as part of its fees. The warrants are exercisable now, and will expire on or about March 28, 2018, the fifth anniversary of the closing date of the private placement. The right of holders of warrants to exercise warrants for common stock will be subject to a beneficial ownership limitation of 9.99%, with respect to warrants issued to holders of Sub-Series F-1, and 4.99%, with respect to warrants issued to holders of Sub-Series F-2. The beneficial ownership limitations may be increased or decreased by a holder of warrants to any percentage not in excess of 19.99% after providing notice to us of such increase or decrease. If the warrants are exercisable and there is no effective registration statement registering, or no current prospectus available for, the resale of, the warrant shares, then a warrant may also be exercised at such time by means of a “cashless exercise,” determined according to the terms of the warrant.

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Anti-Dilution Protection

The warrants contain customary anti-dilution protection for proportional adjustments (e.g. stock splits). The warrants previously contained a “full-ratchet” anti-dilution provision; this provision is no longer in effect as it expired on the one-year anniversary of the issuance of the warrants.

Warrants Issued in Connection with Our July 2013 Fortress Transactions

Exercisability

In July 2013 we issued to an affiliate of Fortress Credit Co LLC warrants to purchase an aggregate of 1,454,545 shares of common stock (the “Fortress Transactions”). The warrants are exercisable now, and will expire on July 22, 2020, the seventh anniversary of the closing date of the Fortress Transactions. If the warrants are exercisable and there is no effective registration statement registering, or no current prospectus available for, the resale of, the warrant shares, then a warrant may also be exercised at such time by means of a “cashless exercise,” determined according to the terms of the warrant.

Anti-Dilution Protection

The warrants contain customary anti-dilution protection for proportional adjustments (e.g. stock splits). These warrants also previously contained a “full-ratchet” anti-dilution provision. In January 2014, Crossroads and the warrantholder agreed to amend the warrant to remove this full-ratchet anti-dilution provision.

Warrants Issued in Connection with Our March 2014 Private Placement

Exercisability

In late March and early April 2014, we issued an aggregate of 993,311 warrants to purchase shares of our common stock. 943,311 warrants have an exercise price of $2.46 per whole share and 50,000 warrants have an exercise price of $2.35 per whole share.

These warrants became exercisable six months from, and will expire five years from, their respective issuance dates. The right of holders of warrants to exercise these warrants is subject to a beneficial ownership limitation of 9.99%. The beneficial ownership limitations may be increased or decreased by a holder of warrants to any percentage not in excess of 19.99% after providing notice to us of such increase or decrease. If the warrants are exercisable and there is no effective registration statement registering, or no current prospectus available for, the resale of, the warrant shares, then a warrant may also be exercised at such time by means of a “cashless exercise,” determined according to the terms of the warrant.

Anti-Dilution Protection

The warrants contain customary anti-dilution protection for proportional adjustments (e.g. stock splits).

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Warrants Issued In Our October 2010 Private Placement

In connection with our October 2010 private placement, we issued warrants to purchase an aggregate of 1,074,212 shares of our common stock at an exercise price of $3.20 per share, subject to anti-dilution adjustments. The warrants contain a “cashless exercise” provision, by which a warrant holder may elect to exercise the warrants without paying cash. Pursuant to that provision, a warrant holder may exercise a warrant to receive a number of shares of our common stock equal in market value to the difference between the average of the five day closing bid price for the shares issuable upon exercise and the total cash exercise price of the part of the warrant being exercised. A cashless exercise is not available in the event there is a then effective registration statement on file for the resale of the shares of common stock underlying the warrant.

As of April 30, 2015, 998,096 of these warrants remain outstanding.

Each outstanding warrant is exercisable into shares of common stock by the registered holder thereof, in whole or in part with respect to any portion of such warrant. Each warrant may be exercised on or before the first to occur of:

•	October 22, 2015, and

•	the closing of any capital reorganization, reclassification of our capital stock, consolidation or merger of our company with or into another corporation, other than a consolidation or merger in which we are the surviving entity, or any transfer of all or substantially all of our assets.

NOL Rights Plan

On May 23, 2014, our Board of Directors authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of our common stock and 5.0% Series F Preferred Stock to stockholders of record as of the close of business on June 4, 2014. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of our Series G Participating Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”), at an exercise price described below under “— Series G Preferred Stock Purchasable Upon Exercise of Rights.” The complete terms of the Rights are set forth in our NOL Rights Plan, dated as of May 23, 2014, between the company and American Stock Transfer & Trust Company, LLC, as rights agent. Stockholders approved the NOL Rights Plan on April 24, 2015.

By adopting the NOL Rights Plan, the Board took action to assist in protecting the value of certain deferred tax benefits, including those generated by NOLs. Our ability to use these NOL tax benefits would be substantially limited if we were to experience an “ownership change” as defined under Section 382 of the Code. In general, an ownership change would occur if there is a greater than 50-percentage point change in ownership of our securities by stockholders owning (or deemed to own under Section 382 of the Code) five percent or more of a corporation’s securities over a rolling three-year period. The NOL Rights Plan reduces the likelihood that changes in our investor base have the unintended effect of limiting our use of our NOL tax benefits.

The NOL Rights Plan is intended to act as a deterrent to any person acquiring shares of our securities equal to or exceeding the trigger amount described below under “— Distribution Date” without the approval of the Board. This would protect the NOL tax benefits because changes in ownership by a person owning less than 4.99% of our stock are not included in the calculation of “ownership change” for purposes of Section 382 of the Code. The NOL Rights Plan contains procedures pursuant to which our Board may consider requests to exempt certain acquisitions of our securities from the NOL Rights Plan if the Board determines that doing so would not limit or impair the availability of the NOL tax benefits or is otherwise in the best interests of us and our stockholders.

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The following summary provides only a general description of the NOL Rights Plan and is qualified in its entirety by reference to such plan, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Distribution and Transfer of Rights; Rights Certificates

Our Board has declared a dividend of one Right for each outstanding share of common stock and Series F Preferred Stock. Prior to the distribution date referred to below:

•	the Rights will be evidenced by and trade with the certificates for the common stock and Series F Preferred Stock (or, with respect to any uncertificated common stock or Series F Preferred Stock registered in book entry form, by notation in book entry), and no separate rights certificates will be distributed;

•	new common stock and Series F Preferred Stock certificates issued after the June 4, 2014 record date will contain a legend incorporating the NOL Rights Plan by reference (for uncertificated common stock or Series F Preferred Stock registered in book entry form, this legend will be contained in a notation in book entry); and

•	the surrender for transfer of any certificates for common stock or Series F Preferred Stock (or the surrender for transfer of any uncertificated common stock or Series F Preferred Stock registered in book entry form) will also constitute the transfer of the Rights associated with such shares of stock.

Rights will accompany any new shares of common stock or Series F Preferred Stock that are issued after the June 4, 2014 record date.

Distribution Date

Subject to certain exceptions specified in the NOL Rights Plan, the Rights will separate from the common stock and Series F Preferred Stock and become exercisable following (i) the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person (as defined below) has acquired beneficial ownership of 4.99% or more of the common stock (including ownership of Series F Preferred Stock as beneficial ownership of common stock) or (ii) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 4.99% or more of the common stock. For the purposes of calculating beneficial ownership of common stock under the NOL Rights Plan, each outstanding share of Series F Preferred Stock is deemed to represent the ownership of the number of shares of common stock issuable upon conversion of such share Series F Preferred Stock (which, for the sake of clarity, is one share as of the date hereof), notwithstanding any limitations on such holder’s ability to convert shares of Series F Preferred Stock into common stock. In addition, for purposes of the NOL Rights Plan, a person is not deemed to beneficially own any shares of common stock issued or issuable pursuant to any equity award or other stock incentive plan approved by the Board.

The date on which the Rights separate from the common stock and Series F Preferred Stock and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, we will mail Rights certificates to our stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the common stock and Series F Preferred Stock. Thereafter, such Rights certificates alone will represent the Rights.

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Series G Preferred Stock Purchasable Upon Exercise of Rights

After the Distribution Date, each Right will entitle the holder to purchase, for $14.00 (the Exercise Price), one one-thousandth of a share of Series G Preferred Stock having economic and other terms similar to that of one share of common stock. This portion of a Series G Preferred Stock is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock, and should approximate the value of one share of common stock.

More specifically, each one one-thousandth of a share of Series G Preferred Stock, if issued, will:

•	not be redeemable;

•	entitle holders to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

•	entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater;

•	have the same voting power as one share of common stock; and

•	entitle holders to a per share payment equal to the payment made on one share of common stock if the common stock is exchanged via merger, consolidation or a similar transaction.

Flip-In Trigger

If a person or group of affiliated or associated persons (an “Acquiring Person”) obtains beneficial ownership of 4.99% or more of the common stock (including shares of Series F Preferred Stock that are deemed to represent ownership of common stock under the NOL Rights Plan), except pursuant to an offer for all outstanding common stock and Series F Preferred Stock that the independent members of the Board determine to be fair and not inadequate and to otherwise be in the best interests of us and our stockholders after receiving advice from one or more investment banking firms, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock (or, in certain circumstances, cash, property or other securities of the company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by us, as further described below.

Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the NOL Rights Plan, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Any person who, together with its affiliates and associates, beneficially owns 4.99% or more of the outstanding shares of common stock as of May 23, 2014 (an “Exempt Person”) shall not be deemed an Acquiring Person, but only for so long as such person, together with its affiliates and associates, does not become the beneficial owner of any additional shares of common stock while such person is an Exempt Person. A person will cease to be an Exempt Person if such person, together with such person’s affiliates and associates, becomes the beneficial owner of less than 4.99% of the outstanding common stock.

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Flip-Over Trigger

If, after an Acquiring Person obtains beneficial ownership of 4.99% or more of the common stock, (i) we merge into another entity, (ii) an acquiring entity merges into us or (iii) we sell or transfer more than 50% of our assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

Redemption of the Rights

The Rights will be redeemable at our option for $0.001 per Right (payable in cash, shares of common stock or other consideration deemed appropriate by the Board) at any time on or prior to the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 4.99% or more of the common stock (directly or including Series F Preferred Stock). Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if we undertake a stock dividend or a stock split.

Exchange Provision

At any time after the date on which an Acquiring Person beneficially owns 4.99% or more of the common stock (directly or including Series F Preferred Stock) and prior to the acquisition by the Acquiring Person of 50% of the common stock, the Board may exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for common stock at an exchange ratio of one share of common stock per Right (subject to adjustment). In certain circumstances, we may elect to exchange the Rights for cash or other securities of the company having a value approximately equal to one share of common stock.

Expiration of the Rights

The Rights expire on the earliest of (i) 5:00 p.m., New York, New York time, on the date that the votes of our stockholders with respect to our 2015 Annual Meeting of Stockholders are certified, unless the continuation of the Rights is approved by the affirmative vote of the majority of shares of common stock and Series F Preferred Stock present in person or represented by proxy at Company’s 2015 Annual Meeting of Stockholders (or any adjournment or postponement thereof) duly held in accordance with our Amended and Restated Bylaws and applicable law; (ii) 5:00 p.m., New York, New York time, on May 23, 2017; (iii) the time at which the Rights are redeemed or exchanged under the NOL Rights Plan; (iv) the repeal of Section 382 or any successor status and the Board’s determination that the NOL Rights Plan is no longer necessary for preservation of our NOLs; or (v) the beginning of a taxable year of the company to which the Board determines that no NOLs may be carried forward. The continuation of the Rights was approved by the requisite vote at the Company’s 2015 Annual Meeting of Stockholders.

Amendment of Terms of NOL Rights Plan and Rights

The terms of the Rights and the NOL Rights Plan may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the NOL Rights Plan may be amended without the consent of the holders of Rights in order to (i) cure any ambiguities, (ii) shorten or lengthen any time period pursuant to the NOL Rights Plan or (iii) make changes that do not adversely affect the interests of holders of the Rights.

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Voting Rights; Other Stockholder Rights

The Rights will not have any voting rights. Until a Right is exercised, the holder thereof, as such, will have no separate rights as stockholder of the Company.

Anti-Dilution Provisions

The Board may adjust the Exercise Price, the number of Series G Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the common stock, Series F Preferred Stock or Series G Preferred Stock.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least 1% of the Exercise Price. No fractional shares of Series G Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Series G Preferred Stock.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

Certificate of Designation

In connection with the adoption of the NOL Rights Plan, on May 23, 2014, we filed a Certificate of Designation of Rights, Preferences and Privileges of Series G Participating Preferred Stock with the Secretary of State of the State of Delaware. This Certificate of Designation sets forth the rights, powers and preferences of the Series G Preferred Stock and has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Registration Rights

We entered into a registration rights agreement in October 2010 with the purchasers in our October 2010 private placement. Subject to the terms of this agreement, the purchasers, or their permitted transferees, were entitled to rights with respect to the registration of these securities under the Securities Act of 1933. We filed a registration statement on Form S-1 related to these securities, and it was declared effective in August 2011. We agreed to keep the registration statement effective pursuant until the earlier of the date on which all of the registrable securities covered by the registration statement have been sold and the date on which the registrable securities may be immediately sold to the public by non-affiliates without registration or restriction.

On July 31, 2012, in connection with a securities purchase agreement pursuant to which we issued and sold 582,524 shares of common stock to Iron Mountain Incorporated (“IMI”), we entered in a registration rights agreement with IMI. Pursuant to this agreement, we agreed to prepare and file a registration statement with the SEC at IMI’s request, no later than sixty days following such request, and to keep it continuously effective until the shares covered by the registration statement have been sold or become eligible for sale pursuant to Rule 144 without restriction on the volume of securities that may be sold in any single transaction, assuming for this purpose that the securityholders are not our affiliates. These securities have been included in a registration statement previously filed by the Company. We have agreed to bear the expenses incurred in complying with this registration rights agreement. The registration rights agreement also provides that no remedy may be sought by the holders of the registrable securities unless a registration statement covering the registrable securities has not been declared effective by the SEC prior to the one year anniversary date of the closing of the securities purchase agreement.

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We entered into a registration rights agreement with the investors in our March 2013 private placement. Under the registration rights agreement, we were required to prepare and file with the SEC a registration statement under the Securities Act of 1933 within 45 days after the closing date of the private placement, or, if we are required to file updated financial statements with the SEC prior to filing a registration statement, within 20 days after the filing date of the updated financial statements with the SEC. Because the registration statement was not declared effective prior to July 26, 2013 (120 days from the date of the closing of the March 2013 private placement), the rate at which dividends accrue on our Series F Preferred Stock was increased to an annual rate of 12.0% from that date until the registration statement’s effective date of September 19, 2013, at which time the dividend rate reverted to an annual rate of 5.0%. The registration statement must cover the resale from time to time of the shares of common stock issuable upon conversion of the Series F Preferred Stock and upon exercise of the warrants. We are required to keep the registration statement continuously effective until the earlier of the date on which all securities covered by the registration statement have been sold and the date on which all securities covered by the registration statement may be sold without restriction pursuant to Rule 144. We agreed to bear the expenses incurred in complying with the registration rights agreement.

We also entered into a registration rights agreement with Fortress in connection with the July 2013 Fortress Transactions. Under this registration rights agreement, we were required to prepare and file with the SEC a registration statement under the Securities Act of 1933 within 45 days after the closing date of the Fortress Transactions, or, if we are required to file updated financial statements with the SEC prior to filing a registration statement, within 20 days after the filing date of the updated financial statements with the SEC. The registration statement must cover the resale from time to time of the shares of common stock issuable upon exercise of the warrants issued to Fortress. We are required to keep the registration statement continuously effective until the earlier of the date on which all securities covered by the registration statement have been sold and the date on which all securities covered by the registration statement may be sold without restriction pursuant to Rule 144. We agreed to bear the expenses incurred in complying with the registration rights agreement.

We also entered into a registration rights agreement with the purchasers in our March 2014 private placement. Under this registration rights agreement, we were required to prepare and file with the SEC a registration statement the Securities Act of 1933 within 60 days after the closing date of such private placement, or, if we are required to file updated financial statements with the SEC prior to filing a registration statement, within 20 days after the filing date of the updated financial statements with the SEC. The registration statement must cover the resale from time to time of the shares of common stock issued in the private placement or issuable upon exercise of the warrants issued in the private placement. We are required to keep the registration statement continuously effective until the earlier of the date on which all securities covered by the registration statement have been sold and the date on which all securities covered by the registration statement may be sold without restriction pursuant to Rule 144. We agreed to bear the expenses incurred in complying with the registration rights agreement.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

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Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholders’ approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

In addition, as discussed above, our Board has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action by Written Consent

Our certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. In addition, our bylaws provide that only our Board may call special meetings of the stockholders. Our bylaws prohibit a stockholder from calling a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice of Nominations and Proposals

Our bylaws include advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. Our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Board Vacancies Filled by Majority of Directors

Vacancies and newly created seats on our Board may be filled only by the vote of a majority of the remaining members of our Board. Only our Board may determine the number of directors on our Board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on our Board makes it more difficult to change the composition of our Board.

No Cumulative Voting

The Delaware General Corporation Law, or “DGCL,” provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws do not expressly provide for cumulative voting.

Removal of Directors

Our certificate of incorporation provides that stockholders may remove directors only for cause.

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Voting Terms of Outstanding Series F Convertible Preferred Stock

The Certificate of Designation provides that for as long as at least 90% of the aggregate number of shares of Sub-Series F-1 issued on the original issue date are outstanding, the holders of such Sub-Series F-1, voting as single class, will be entitled to elect two directors. If less than 90%, but at least 20%, of the shares of Sub-Series F-1 are outstanding, these holders, voting as a single class, will be entitled to elect one director. The holders of Sub-Series F-2 will not be entitled to vote on the directors elected by the holders of Sub-Series F-1.

As of the date hereof, less than 90% of the aggregate number of shares of Sub-Series F-1 are outstanding, as the remainder have been voluntarily converted into common stock at the option of the holders. Therefore, the holders of Sub-Series F-1 shares are entitled to elect one director to our Board.

In addition, so long as at least 20% of the aggregate number of the shares of Series F Preferred Stock issued on the original issue date are outstanding, we will not, without the consent of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock, voting as a separate class, take certain actions, including making certain changes to our certificate of incorporation and bylaws. The consent of the holders of at least 70% of the then outstanding shares of Series F Preferred Stock, voting as a separate class, is required for certain asset sales and certain incurrences of debt.

NOL Rights Plan

Our NOL Rights Plan described above, while principally intended to mitigate the threat that stock ownership changes present to our NOL tax benefits and help preserve the value of those NOL tax benefits, also may have anti-takeover effects. The NOL Rights Plan would cause substantial dilution to any person or group that attempts to acquire us without the approval of our Board of Directors. As a result, one effect of the NOL Rights Plan may be to make more difficult or discourage any attempt to acquire us even if you believe such acquisition is in your interest as a stockholder. Because our Board of Directors can redeem the rights or approve an acquisition of our securities that the Board believes to be in the best interests of Crossroads and our stockholders, the NOL Rights Plan should not interfere with a merger or other business combination approved by the Board. However, such a merger or business combination could result in the loss of our NOL tax benefits due to the operation of Section 382 of the Code, which fact itself could possibly deter a potential acquiror from seeking to merge with or acquire our Company.

Transfer and 4.99% Ownership Limitation

Our certificate of incorporation provides for transfer and ownership limitations regarding preservation of the Company’s NOLs. The protective provision generally will restrict any direct or indirect transfer (such as transfers of our common stock that result from the transfer of interests in other entities that own our common stock) if the effect would be to increase the direct or indirect ownership of our common stock by any person from less than 4.99% to 4.99% or more of our common stock or increase the percentage of our common stock owned directly or indirectly by a person owning or deemed to own 4.99% or more of our common stock. This protective provision is designed to protect the significant potential long-term tax benefits presented by our NOLs by preventing certain transfers of our common stock that could result in an ownership change under Section 382, and, therefore, significantly impair the value of our NOLs.

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Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. The provisions of Delaware law and our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

We are distributing rights certificates and copies of this prospectus to those persons who were holders of our common stock on July 6, 2015, the record date for the rights offering, promptly following the effective date of the registration statement of which this prospectus forms a part. We are offering the rights and the shares of common stock underlying the rights directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights in this offering and no commissions, fees or discounts will be paid in connection with this offering. We have retained Roth Capital Partners, LLC as our financial advisor in connection with this rights offering. Assuming the full subscription of the rights, they would receive a fee of $150,000 plus expenses. Those directors and officers of the Company who may assist in the rights offering will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act. American Stock Transfer & Trust Company, LLC is acting as our subscription agent to effect the exercise of the rights and the issuance of the underlying common stock. Therefore, while certain of our directors and officers may solicit responses from you, those directors and officers will not receive any commissions or compensation for those services.

We are distributing and delivering this prospectus by hand or by mail only, and not by electronic delivery. Also, we intend to use printed prospectuses only, and not any other forms of prospectus.

Delivery of Shares

As soon as practicable after the record date for the rights offering, we will distribute the subscription rights and rights certificates to individuals who owned shares of our common stock at 5:00 p.m., Eastern Time, on July 6, 2015.

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your rights certificate and other documents, and subscription payment to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to Crossroads.

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If delivering by hand, express mail, courier, or other expedited service:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

If delivering by mail:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
P.O. Box 2042
New York, New York 10272-2042

See “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions regarding Crossroads or the rights offering, or you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact our information agent, InvestorCom, Inc., by telephone at (877) 972-0090 (toll free), by e-mail at info@investor-com.com or by mail at InvestorCom, Inc., 65 Locust Avenue, New Canaan, CT 06840.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax consequences to U.S. holders (as defined below) of our common stock (and does not address any consequences to holders of our preferred stock) of the receipt and ownership of the subscription rights acquired through the rights offering and the ownership and disposition of shares of common stock received upon exercise of the subscription rights.

This summary deals only with U.S. holders that acquire subscription rights in the rights offering and assumes that the subscription rights or shares of common stock issued upon exercise of the subscription rights will be held as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their personal circumstances. This discussion also does not address tax consequences to U.S. holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, employee stock purchase plans, partnerships and other pass-through entities, persons holding shares of common or preferred stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired shares of common or preferred stock in connection with employment or other performance of services, U.S. holders that have a functional currency other than the U.S. dollar, U.S. expatriates and foreign holders. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as Medicare contribution taxation or estate or gift taxation).

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Furthermore, the discussion below is based upon the provisions of the Code, and regulations, administrative pronouncements and judicial decisions thereunder, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court will not take positions concerning the tax consequences of the receipt and ownership of the subscription rights acquired through the rights offering and the ownership of shares of common stock received upon exercise of the subscription rights that are different from those discussed below.

As used herein, a “U.S. holder” means a beneficial owner of subscription rights or shares of common or preferred stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more U.S. persons as described in the Code have authority to control all substantial decisions of the trust, or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is a beneficial owner of subscription rights or shares of common or preferred stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. U.S. holders that are partnerships (and partners in such partnerships) are urged to consult their own tax advisors.

U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE, AND LOCAL LAWS AND TAX TREATIES OF RECEIVING, OWNING AND EXERCISING SUBSCRIPTION RIGHTS AND ACQUIRING, HOLDING AND DISPOSING OF SHARES OF COMMON STOCK.

Taxation of Subscription Rights

Receipt of Subscription Rights. Your receipt of subscription rights pursuant to the rights offering with respect to your shares of our common stock should be treated as a nontaxable distribution with respect to such shares of our common stock for U.S. federal income tax purposes. Under Section 305 of the Code, a stockholder who receives a right to acquire shares will, in certain circumstances, be treated as having received a taxable dividend in an amount equal to the fair market value of such right. The application of this rule is very complex and subject to uncertainty. However, we believe that pursuant to Section 305 of the Code and the Treasury regulations promulgated thereunder, the receipt of subscription rights with respect to shares of our common stock should generally not be taxable to our common stockholders.

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Consequently, the discussion below assumes that the receipt of subscription rights with respect to your shares of our common stock will be treated as a nontaxable distribution.

Tax Basis and Holding Period of Subscription Rights. Your tax basis of the subscription rights you receive with respect to your shares of commons stock for U.S. federal income tax purposes will depend on the fair market value of the subscription rights you receive and the fair market value of your existing shares of common stock on the date you receive the subscription rights.

If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the subscription rights, the subscription rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights in proportion to the relative fair market values of the existing shares of common stock and the subscription rights determined on the date of receipt of the subscription rights. If you choose to allocate basis between your existing shares of common stock and the subscription rights, you must make this election on a statement included with your timely filed tax return (including extensions) for the taxable year in which you receive the subscription rights. Such an election is irrevocable.

However, if the fair market value of the subscription rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the subscription rights, then you must allocate your basis in your existing shares of common stock between your existing shares of common stock and the subscription rights you receive in proportion to their fair market values determined on the date you receive the subscription rights.

The fair market value of the subscription rights on the date that the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our shares of common stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

Your holding period of the subscription rights will include your holding period of the shares of common stock with respect to which the subscription rights were distributed.

Exercise of Subscription Rights. You generally will not recognize gain or loss on the exercise of a subscription right received with respect to your shares of common stock.

Your tax basis in a share of common stock acquired through exercise of a subscription right will equal the sum of (1) the subscription price and (2) your tax basis, if any, in the subscription right as determined above.

The holding period of a share of common stock acquired through exercise of a subscription right will begin on the date the subscription right is exercised.

If you exercise a subscription right received in the rights offering after disposing of the common stock with respect to which such subscription right is received, then certain aspects of the tax treatment of the exercise of the subscription right are unclear, including (1) the allocation of tax basis between the common stock previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the common stock previously sold, and (3) the impact of such allocation on the tax basis of common stock acquired through exercise of the subscription right. If you exercise a subscription right received in the rights offering after disposing of the common stock with respect to which the subscription right is received, you should consult with your tax advisor.

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Expiration of Subscription Rights. If you allow subscription rights received in the rights offering with respect to your shares of common stock to expire, you should not recognize any gain or loss for U.S. federal income tax purposes and any portion of the tax basis in your existing shares of common stock previously allocated to the subscription rights that have expired will be reallocated to the existing shares of common stock.

Taxation of Shares of Common Stock

Distributions. Distributions with respect to shares of common stock acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of common stock and thereafter as capital gain.

Dispositions. If you sell or otherwise dispose of shares of common stock acquired upon exercise of subscription rights, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares of common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the shares of common stock is more than one year. Long-term capital gain of an individual, estate or trust is generally taxed at favorable rates. The deductibility of capital losses is subject to limitations.

Additional Withholding Tax. Sections 1471 through 1474 of the Code (provisions commonly referred to as “FATCA”) generally impose an additional withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Specifically, a 30% withholding tax will be imposed on dividends on, or gross proceeds from the sale or other disposition of, shares of common stock paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution, and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Current IRS guidance delays the implementation of withholding under FATCA with respect to payments of gross proceeds from a sale or other disposition of shares of common stock until after December 31, 2016.

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Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to dividend payments on or the gross proceeds from the disposition of our shares of common stock acquired through the exercise of subscription rights. Backup withholding may apply under certain circumstances if you (i) fail to furnish your social security or other taxpayer identification number (“TIN”), (ii) furnish an incorrect TIN, (iii) fail to report interest or dividends properly, or (iv) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. EACH U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF RECEIVING, OWNING AND EXERCISING SUBSCRIPTION RIGHTS AND ACQUIRING, HOLDING AND DISPOSING OF SHARES OF COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

LEGAL MATTERS

The validity of the shares of common stock issuable upon exercise of the rights and offered by this prospectus will be passed upon for us by Olshan Frome Wolosky LLP.

EXPERTS

PMB Helin Donovan, LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2014, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on PMB Helin Donovan, LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies of the reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding us that we file electronically with the SEC. In addition, we make available, without charge, through our website, www.crossroads.com, electronic copies of our filings with the SEC, including copies of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these filings, if any. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate into this prospectus any information contained in our website.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed “furnished” in accordance with SEC rules. The documents we incorporate by reference, all of which we have previously filed with the SEC, include:

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•	Our Annual Report on Form 10-K for the year ended October 31, 2014;

•	Our Quarterly Report on Form 10-Q for the quarters ended January 31, 2015 and April 30, 2015;

•	Our Current Reports on Form 8-K filed on November 6, 2014, December 9, 2014, December 12, 2014, January 30, 2015, February 24, 2015, March 6, 2015,April 28, 2015, May 12, 2015, June 4, 2015, June 22, 2015 and June 23, 2015;

•	Our Definitive Proxy Statement on Schedule 14A, filed on March 20, 2015;

•	The description of our common stock as set forth in our registration statement on Form 8-A filed on August 24, 2011, as updated or amended in any amendment or report filed for such purpose; and

•	The description of our stock purchase rights as set forth in our registration statement on Form 8-A filed on May 23, 2014, as updated or amended in any amendment or report filed for such purpose.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You may request a copy of any of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Crossroads Systems, Inc.
11000 North Mo-Pac Expressway #150
Austin, Texas 78759
(512) 349-0300

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

.

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale of the securities being registered hereunder, all of which will be borne by us.

SEC registration fee	$1,629
Subscription agent fees and expenses	$20,000	*
Information agent fees and expenses	$15,000	*
Legal fees and expenses	$150,000	*
Financial advisor fees and expenses	$150,000	*
Accounting fees and expenses	$15,000	*
Printing expenses	$20,000	*
Miscellaneous	$25,000	*

Total	$396,629	*

____________

*	Estimate

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL; or

•	for any transaction from which the director derived any improper personal benefit.

Our certificate of incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL; provided, however, that we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless:

•	such indemnification is expressly required to be made by law; or

•	the proceeding was authorized by the Board.

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Our bylaws provide that, to the fullest extent not prohibited by law, we shall pay, in advance of the final disposition of any proceeding, all expenses (including attorneys’ fees) by any director or officer in connection with any such proceeding upon receipt of any undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under Article VIII of our bylaws or otherwise.

Our bylaws also authorize us to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to Article VIII of our bylaws.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Section 145(d) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b).

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

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Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) which breached the director’s duty of loyalty to the corporation or its stockholders, (2) which were not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL; or (4) from which the director derived an improper personal benefit.

Pursuant to indemnification agreements with our directors, we have agreed to hold harmless and indemnify the indemnitees to the fullest extent authorized or permitted by the provisions of the DGCL and, among other things, to the fullest extent as may be provided under the non-exclusivity provisions of Article VIII of our Bylaws and the DGCL, subject to certain limitations.

We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.

Item 15.	Recent Sales of Unregistered Securities.

Since January 1, 2012, we have issued the following securities that were not registered under the Securities Act of 1933:

1.	Private Placements

On July 31, 2012, we entered into a securities purchase agreement with IMI. Under the terms of the agreement, we issued and sold to IMI 582,524 shares of common stock for an aggregate purchase price of $3 million in reliance on Section 4(a)(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder (including Regulation D and Rule 506).

On February 28, 2013, we issued promissory notes to two accredited investors, referred to as the “holders,” for an aggregate principal amount of $550,000 in reliance on Section 4(a)(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder. One promissory note in the stated principal amount of $300,000 was issued to ACT Capital Partners, LP, and the other promissory note in the stated principal amount of $250,000 was issued to James E. Besser.

On March 22, 2013, we entered into a securities purchase agreement with certain accredited investors for the issuance and sale in a private placement of 4,231,154 units at a purchase price of $2.0625 per unit for net proceeds of approximately $7.9 million after placement fees in reliance on Section 4(a)(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder (including Regulation D and Rule 506). Each unit consists of one share of 5.0% Series F Preferred Stock, par value $0.001 per share, and warrants to purchase shares of common stock equal to one-half of the number of shares of convertible preferred stock purchased, at an exercise price of $2.00 per whole share, subject to adjustment. The noteholders from our February 2013 private placement of promissory notes exercised their rights to participate in this private placement through the conversion of their promissory notes into units and received 188,235 units, for the noteholder converting $330,000 of promissory notes and interest, and 156,863 units, for the noteholder converting $275,000 of promissory notes and interest. Emerging Growth Equities, Ltd. acted as placement agent for the private placement and received approximately $496,000, and we issued warrants to purchase 167,176 shares of our common stock to the designees of the placement agent as part of its fees. The closing of the private placement occurred on March 28, 2013.

In July 2013, we issued warrants to purchase an aggregate of 1,454,545 shares of our common stock to accredited investor CF DB EZ LLC. These warrants were issued in connection with a loan transaction with Fortress Credit Co LLC and did not involve a public offering or a general solicitation. These warrants have an exercise price of $2.0625 per share, subject to adjustment.

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In March and April 2014, we sold an aggregate of 1,986,622 units at $2.2565 per unit for gross proceeds of $4.5 million, in reliance on Section 4(a)(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder (including Regulation D and Rule 506). Each unit consists of one share of common stock and a warrant to purchase one-half of a share of common stock. The warrants to purchase 993,311 shares of common stock have a weighted average exercise price of $2.45 per share.

In January 2015, we sold an aggregate of 3,071,739 units at $2.30 per unit for gross proceeds of $7.1 million. Each unit consists of one share of common stock and a warrant to purchase one-half of a share of common stock.  The warrants to purchase 1,658,760 shares of common stock have an exercise price of $2.76 per share.  Fees in the amount of $1.1 million relating to the stock placement were netted against proceeds.

2.	Common Stock Dividends

In July 2013, we issued an aggregate of 57,097 shares of common stock as a dividend to the holders of our Series F Preferred Stock.

In January 2014, we issued an aggregate of 150,703 shares of common stock as a dividend to the holders of our Series F Preferred Stock.

In July 2014, we issued an aggregate of 73,396 shares of common stock as a dividend to the holders of our Series F Preferred Stock.

In January 2015, we issued an aggregate of 117,577 shares of common stock as a dividend to the holders of our Series F Preferred Stock.

Except as otherwise described above, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the registrant believes the transactions were exempt from the registration requirements of the Securities Act of 1933 in reliance on Section 4(a)(2) thereof, and the rules and regulations promulgated thereunder, or Rule 701 thereunder, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in such transactions described in Items 1 and 2 represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. Each recipient of securities pursuant to Items 1 and 2 above either received adequate information about the Company or had access, through their relationships with the Company, to such information.

Item 16.	Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on June 26, 2015.

CROSSROADS SYSTEMS, INC.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr.
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard K. Coleman, Jr.	Director, President and	June 26, 2015
Richard K. Coleman, Jr.	Chief Executive Officer (Principal Executive Officer)

/s/ Jennifer Crane	Chief Financial Officer	June 26, 2015
Jennifer Crane	(Principal Financial and Accounting Officer)

*	Director, Chairman of the Board	June 26, 2015
Jeffrey E. Eberwein

*	Director	June 26, 2015
Don Pearce

*	Director	June 26, 2015
Robert G. Pearse

*	Director	June 26, 2015
Galen Vetter

*By:	/s/ Jennifer Crane
Jennifer Crane
Attorney-in-Fact

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EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1	Placement Agency Agreement, dated as of January 27, 2015, by and among Crossroads Systems, Inc. and Roth Capital Partners, LLC and Northland Securities, Inc.	8-K	001-15331	1.1	1/31/15
3.1	Sixth Amended and Restated Certificate of Incorporation of Crossroads Systems, Inc.	S-1	333-172792	3.1	3/11/11
3.1.1	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of Crossroads Systems, Inc.	S-1	333-172792	3.1.1	8/30/11
3.1.2	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of Crossroads Systems, Inc.	8-K	001-15331	3.1	4/28/15
3.1.3	Certificate of Designation of 5.0% Series F Convertible Preferred Stock	8-K/A	001-15331	3.1	4/2/13
3.1.4	Certificate of Amendment to Certificate of Designation of 5.0% Series F Convertible Preferred Stock	8-K	001-15331	3.1	3/14/14
3.1.5	Certificate of Designation, Rights, Preferences and Privileges of Series G Participating Preferred Stock	8-K	001-15331	3.1	5/23/14
3.2	Amended and Restated Bylaws of Crossroads Systems, Inc.	8-K	001-15331	3.1	11/7/13
4.1	Form of Warrant by Crossroads Systems, Inc. in favor of the purchasers in the October 2010 private placement	S-1	333-172792	3.1	3/11/11
4.2	Form of Warrant by Crossroads Systems, Inc. in favor of the purchases in the March 2013 private placement	8-K	001-15331	4.1	3/25/13
4.3	Common Stock Purchase Warrant, dated July 22, 2013, by Crossroads Systems, Inc. in favor of CF DB EZ LLC	8-K	001-15331	4.1	7/24/13
4.4	Amendment to Common Stock Purchase Warrant, dated January 23, 2014, by and between Crossroads Systems. Inc. and CF DB EZ LLC	8-K	001-15331	4.1	1/24/14
4.5	Form of Warrant by Crossroads Systems, Inc. in favor of the purchasers in the March 2014 private placement	8-K	001-15331	4.1	3/31/14
4.6	Tax Benefit Preservation Plan, dated as of May 23, 2014, by and between Crossroads Systems, Inc. and American Stock Transfer & Trust Company, LLC	8-K	001-15331	4.1	5/23/14
4.7	Form of Common Stock Purchase Warrant, by Crossroads Systems, Inc. in favor of the holders in the January 2015 registered direct offering	8-K	001-15331	4.1	1/30/15
4.8	Form of Common Stock Purchase Warrant, by Crossroads Systems, Inc. in favor of the placement agents in the January 2015 registered direct offering	8-K	001-15331	4.2	1/30/15
4.9*	Form of Subscription Rights Certificate	S-1	333-204094	4.9	5/12/15

5.1	Opinion of Olshan Frome Wolosky LLP as to the legality of the securities being registered					X
10.1	Crossroads Systems, Inc. 2010 Stock Incentive Plan, amended	8-K	001-15331	10.1	4/28/15
10.2	Employment Agreement, dated as of October 13, 2003, by and between Crossroads Systems, Inc. and Robert Sims	S-1	333-172792	10.2	3/11/11
10.3	Severance Benefit Plan, dated February 11, 2002, between Crossroads Systems, Inc. and Robert Sims	S-1	333-172792	10.3	3/11/11
10.4	Severance Benefit Plan, dated October 21, 2004, between Crossroads Systems, Inc. and Brian Bianchi	S-1	333-172792	10.4	3/11/11
10.5	Severance Benefit Plan, dated April 15, 2009, between Crossroads Systems, Inc. and David Cerf	S-1	333-172792	10.5	3/11/11
10.6	Severance Benefit Plan, dated April 15, 2009, between Crossroads Systems, Inc. and Jennifer Crane	S-1	333-172792	10.6	3/11/11
10.7*	Severance Benefit Plan, dated January 9, 2013, between Crossroads Systems, Inc. and Mark Hood
10.8	Form of Indemnity Agreement between Crossroads Systems, Inc. and each of the directors and executive officers thereof	8-K	001-15331	10.1	7/16/13
10.9	Amended and Restated Employment Agreement, dated November 21, 2013, by and between Crossroads Systems, Inc. and Richard K. Coleman, Jr.	8-K	001-15331	10.1	11/25/13
10.10	Securities Purchase Agreement, dated as of October 23, 2010, by and between Crossroads Systems, Inc. and the purchasers party thereto	S-1	333-172792	10.9	3/11/11
10.11	Registration Rights Agreement, dated as of October 23, 2010, by and between Crossroads Systems, Inc. and the purchasers party thereto	S-1	333-172792	10.10	3/11/11
10.12†	Software License and Distribution Agreement, dated January 20, 2009, by and between Hewlett-Packard Company and Crossroads Systems, Inc.	S-1	333-172792	10.11	5/18/11
10.13.1	Commercial Industrial Lease Agreement, dated October 31, 2005, by Principal Life Insurance Company and Crossroads Systems, Inc.	S-1	333-172792	10.12.1	5/18/11
10.13.2	First Amendment to Lease, dated December 15, 2009, by and between Principal Life Insurance Company and Crossroads Systems, Inc.	S-1	333-172792	10.12.2	5/18/11
10.14	Professional Agreement, dated July 31, 2012, between Crossroads Systems, Inc. and Iron Mountain Information Management, Inc.	8-K	001-15331	10.1	8/2/12
10.15	Securities Purchase Agreement, dated July 31, 2012, by and between Crossroads Systems, Inc. and Iron Mountain Incorporated	8-K	001-15331	10.2	8/2/12
10.16	Registration Rights Agreement, dated July 31, 2012, by and between Crossroads Systems, Inc. and Iron Mountain Incorporated	8-K	001-15331	10.2	8/2/12

10.17	Securities Purchase Agreement, dated March 22, 2013, by and among Crossroads Systems, Inc. and the Buyers party thereto	8-K	001-15331	10.1	3/25/13
10.18	Registration Rights Agreement, dated as of March 28, 2013, by and among Crossroads Systems, Inc. and the Investors party thereto	8-K	001-15331	10.1	3/25/13
10.18.1	Amendment to Registration Rights Agreement, dated July 3, 2013, by and among Crossroads Systems, Inc. and the Investors party thereto	S-1/A	333-188549	10.17.1	7/8/13
10.19	Separation Offer and Release, effective as of May 8, 2013, between Robert C. Sims and Crossroads Systems, Inc.	8-K	001-15331	10.1	5/14/13
10.20	Retention Agreement dated June 4, 2013, by and between Crossroads Systems, Inc. and Brian Bianchi	8-K	001-15331	10.1	6/10/13
10.21	Retention Agreement dated June 4, 2013, by and between Crossroads Systems, Inc. and David Cerf	8-K	001-15331	10.2	6/10/13
10.22	Amended and Restated Agreement of Limited Partnership of KIP CR P1 LP	8-K	001-15331	10.1	7/24/13
10.23	Credit Agreement, dated July 22, 2013, by and among Crossroads Systems, Inc. and Fortress Credit Co LLC	8-K	001-15331	10.2	7/24/13
10.24	Guaranty and Security Agreement, dated July 22, 2013, by KIP CR P1 LP in favor of Fortress Credit Co LLC	8-K	001-15331	10.3	7/24/13
10.25	Guaranty and Security Agreement, dated July 22, 2013, by Crossroads Systems (Texas), Inc. in favor of Fortress Credit Co LLC	8-K	001-15331	10.4	7/24/13
10.26	Pledge and Security Agreement, dated July 22, 2013, between Crossroads Systems, Inc. and Fortress Credit Co LLC relating to KIP CR P1 LP	8-K	001-15331	10.5	7/24/13
10.27	Pledge and Security Agreement, dated July 22, 2013, between Crossroads Systems, Inc. and Fortress Credit Co LLC relating to Crossroads Systems (Texas), Inc.	8-K	001-15331	10.6	7/24/13
10.28	Assignment of Patent Rights, dated July 22, 2013, by Crossroads Systems, Inc. in favor of KIP CR P1 LP	8-K	001-15331	10.7	7/24/13
10.29	Non-Exclusive License Agreement, dated July 22, 2013, by and between Crossroads Systems, Inc. and KIP CR P1 LP	8-K	001-15331	10.8	7/24/13
10.30	Registration Rights Agreement, dated July 22, 2013, by and between Crossroads Systems, Inc. and Fortress Credit Co LLC	8-K	001-15331	10.9	7/24/13
10.31	Agreement Regarding Issue Price dated July 22, 2013, by and between Crossroads Systems, Inc. and Fortress Credit Co LLC	S-1/A	333-188549	10.30	8/22/13
10.32	Compromise, Settlement and Mutual Release Agreement, effective as of December 19, 2013, by and between Crossroads Systems, Inc. and Iron Mountain Information Management, LLC.	8-K	001-15331	10.1	12/20/13

10.33	Securities Purchase Agreement, dated March 31, 2014, by and between Crossroads Systems, Inc. and the purchasers party thereto	8-K	001-15331	10.1	3/31/14
10.34	Securities Purchase Agreement, dated April 4, 2014, by and between Crossroads Systems, Inc. and the purchasers party thereto	8-K	001-15331	10.1	4/8/14
10.35	Amended and Restated Registration Rights Agreement, dated April 4, 2014, by and between Crossroads Systems, Inc. and the purchasers party thereto	8-K	001-15331	10.2	4/8/14
10.36	Form of Unit Subscription Agreement, by and among Crossroads Systems, Inc. and investors party thereto	8-K	001-15331	10.1	1/30/15
10.37	Amendment to Credit Agreement dated June 22, 2015, by and between Crossroads Systems, Inc. and CF DB EZ LLC, as assignee of Fortress Credit Co LLC, amending the Credit Agreement entered into as of July 22, 2013	8-K	001-15331	10.1	6/23/15
21.1	List of Subsidiaries	10-K	001-15331	21.1	1/14/15
23.1	Consent of PMB Helin Donovan, LLP.					X
23.2	Consent of Olshan Frome Wolosky LLP (contained in Exhibit 5.1)					X
24.1*	Power of Attorney	S-1	333-204094	24.1	5/12/15
99.1*	Form of Instructions for Use of Rights Certificate	S-1	333-204094	99.1	5/12/15
99.2*	Form of Letter to Stockholders Who are Record Holders	S-1	333-204094	99.2	5/12/15
99.3*	Form of Letter to Nominee Holders Whose Clients are Beneficial Owners	S-1	333-204094	99.3	5/12/15
99.4*	Form of Letter to Clients of Nominee Holders	S-1	333-204094	99.4	5/12/15
99.5*	Form of Beneficial Owner Election Form	S-1	333-204094	99.5	5/12/15
99.6*	Form of Nominee Holder Election Form	S-1	333-204094	99.6	5/12/15
99.7*	Form of Notice of Guaranteed Delivery	S-1	333-204094	99.7	5/12/15
99.8*	Form of Notice of Important Tax Information	S-1	333-204094	99.8	5/12/15

 ______________

* Previously filed.

† Confidential materials redacted and filed separately with the Securities and Exchange Commission.